UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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KB HOME

(Name of Registrant as Specified In Its Charter)

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DEAR FELLOW
STOCKHOLDER

JEFFREY T. MEZGER

CHAIRMAN, PRESIDENT
AND CHIEF EXECUTIVE OFFICER

FEBRUARY 28, 2020

THREE-YEAR ANNUALIZED
TOTAL STOCKHOLDER RETURN

Together with the Board of Directors and the management team of KB Home, I am pleased to invite you to our 2020 Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m., Pacific Time, on Thursday, April 9, 2020, at our Corporate Office, located at 10990 Wilshire Boulevard in Los Angeles, California.

2019 IN REVIEW

The KB Home team finished 2019 strong, successfully concluding the third year of our Returns-Focused Growth Plan. As a result of executing on this Plan, we produced one of the highest annualized three-year total stockholder return rates in our industry. We achieved significant progress in becoming a larger, more profitable and less leveraged company, with higher returns. In addition to producing solid financial results, we continued to manage our business for the long-term in building our brand, strengthening our customer relationships and continuing to move our sustainability program forward.

In 2019, we generated total revenues of over $4.5 billion and diluted earnings per share of $2.85. We gained momentum as the year progressed and ended the year in a strong position, with a backlog value of $1.8 billion, up 26% as compared to the prior-year period, amid solid market conditions. We invested $1.6 billion in our future growth through land acquisition and development, including the purchase of additional lots in our newest market, Seattle, where we delivered our first homes in 2019. In addition, we repaid nearly $300 million in debt, including $230 million in convertible senior notes, which effectively reduced our diluted share count by approximately 8.4 million. Our return of capital to stockholders also included roughly $20 million in dividends, reflecting a more than three-fold increase in our quarterly cash dividend last year and demonstrating our commitment to enhance long-term stockholder returns. All told, with a return on equity of over 12%, we produced a total stockholder return of 65% in 2019, among the top performers in our industry.

CREATING LONGER-TERM VALUE

BOOK VALUE PER SHARE

HOUSING REVENUES

(in millions)

RETURN ON EQUITY

NET INCOME

(in millions)

Assessing our performance through a longer lens, during the three years we executed our Returns-Focused Growth Plan, we meaningfully increased our scale and profitability, and generated substantial operating cash flow that we used to both reinvest in our business and reduce our debt, while driving our returns higher. We nearly doubled our return on equity from 2016 to 2019, at the same time we invested $5 billion in land acquisition and development. We also reduced our debt by nearly $900 million over this time frame, substantially lowering our debt to capital ratio, to 42.3% from 60.5% in 2016. And, finally, we returned $73 million in capital to stockholders through dividends and share repurchases.

BUILDING FOR THE FUTURE

With our brand repositioning and “Built on Relationships” tagline in place for the full year in 2019, together with our well-established, personalized Built-to-Order business model, we worked to deliver world-class customer service. We were gratified to be recognized for our efforts, receiving exceptional customer service ratings from our buyers through an independent resource, TrustBuilder®. This validated for us that we are delivering on our promise to customers and further enhancing our brand.

Another way in which we are investing for the future and creating longer-term value is through our leadership in sustainable home building, a focus and expertise that we have deepened over more than a decade. Our approach is broad-based, as we take steps intended to protect the environment for the next generation. We work to help minimize our homeowners’ energy usage and carbon footprint, conserve natural resources, create enhanced indoor environments, utilize technology to improve the performance of our homes, and reduce waste.

At the outset of 2019, we unveiled our KB Home ProjeKt: Where Tomorrow Lives™ concept home at our Inspirada community in Las Vegas, breaking new ground in a collaborative effort to build a home of the future. The ProjeKt received multiple industry awards for its use of advanced and connected features, as well as for its integration of health-focused and sustainable technologies designed to support the comfort and well-being of its residents.

Throughout the year, we were honored to once again receive recognition from the U.S. Environmental Protection Agency with the following awards, each of which represented an unprecedented achievement for a national homebuilder:

■

2019 ENERGY STAR® Partner of the Year — Sustained Excellence Award — Our ninth consecutive award for demonstrating leadership in energy-efficient construction;

■

2019 ENERGY STAR Certified Homes Market Leader Awards — Twenty awards in all, one in each of our primary markets nationwide, recognizing excellence in energy-efficient home building; and

■

2019 WaterSense® Sustained Excellence Award — The fifth consecutive year we have received this award, recognizing our achievements in constructing water-efficient homes.

We concluded the year by reaching another significant milestone: delivering over 137,000 ENERGY STAR certified new homes, more than any other builder, across nearly 20 years. These sustainably designed homes are estimated to have cumulatively reduced utility bills for our homeowners by approximately $780 million and reduced CO2 emissions by an estimated 4.8 billion pounds, the equivalent of removing 435,000 cars from the road for one year.

We plan to publish our 13th Annual Sustainability Report, the longest-running publication of its kind of any national homebuilder, in conjunction with Earth Day 2020, and we encourage you to review our report and learn more about our consistent, long-term approach and vision for building for the future.

IN CLOSING

Although we have concluded the third year of our Plan, the principles of the Plan will remain in place going forward, as we continue to focus on increasing our scale and profitability, and generating substantial operating cash flow to reinvest in our business, while driving our returns higher.

We entered 2020 with momentum and, with expected revenue and profitability growth this year, we anticipate expanding our return on equity by at least a full percentage point. With a backlog value of $1.8 billion, healthy market conditions and a limited supply of both new and resale homes available for sale, we believe we are well positioned. We plan to continue our leadership in serving the first-time buyer while attracting a mix of buyers to our communities, thereby appealing to the largest demand segments of the market. And, we remain committed to managing our business to drive long-term stockholder value. Thank you for your continued support of KB Home. We hope to see you at our Annual Meeting.

Sincerely,

TABLE OF CONTENTS

2020 ANNUAL MEETING SUMMARY	6
ANNUAL MEETING INFORMATION	6
MEETING AGENDA	6
VOTING PROCEDURES	6
CORPORATE GOVERNANCE OVERVIEW	7
INVESTOR STEWARDSHIP GROUP PRINCIPLES ALIGNMENT	7
BOARD AND COMMITTEE GOVERNANCE STRUCTURE	8
BOARD ROLE IN RISK OVERSIGHT	9
BOARD EXPERIENCE AND SKILLS	10
DIRECTOR COMPENSATION	11
NON-EMPLOYEE DIRECTOR COMPENSATION	11
DIRECTOR COMPENSATION DURING FISCAL YEAR 2019	12
ELECTION OF DIRECTORS	13
MAJORITY VOTING STANDARD	13
OWNERSHIP OF KB HOME SECURITIES	19
STOCK OWNERSHIP REQUIREMENTS	20
COMPENSATION DISCUSSION AND ANALYSIS	21
FINANCIAL PERFORMANCE AND COMPENSATION HIGHLIGHTS	21
LISTENING TO OUR STOCKHOLDERS	23
COMPENSATION GOVERNANCE	23
PAY PROGRAM OVERVIEW	24
NEO COMPENSATION COMPONENTS	25
EXECUTIVE COMPENSATION DECISION-MAKING PROCESS AND POLICIES	30
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT	33
EXECUTIVE COMPENSATION	34
SUMMARY COMPENSATION TABLE	34
GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2019	35
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019	36
OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2019	38
PENSION BENEFITS DURING FISCAL YEAR 2019	38
NON-QUALIFIED DEFERRED COMPENSATION DURING FISCAL YEAR 2019	39
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL	40
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	44
RATIFY ERNST & YOUNG LLP’S APPOINTMENT AS INDEPENDENT AUDITOR	45
INDEPENDENT AUDITOR SERVICES AND FEES	45
AUDIT COMMITTEE REPORT	46
ANNUAL MEETING VOTING MATTERS AND OTHER INFORMATION	47
VOTING YOUR SHARES	47
PROXY SOLICITATION COSTS	47
INTERNET AVAILABILITY OF PROXY MATERIALS	48
ADMISSION TO THE ANNUAL MEETING	48
STOCKHOLDER PROPOSALS FOR OUR 2021 ANNUAL MEETING OF STOCKHOLDERS	48
ANNEX 1: CORPORATE GOVERNANCE PROCESSES AND PROCEDURES	49
DIRECTOR INDEPENDENCE DETERMINATIONS	49
RELATED PARTY TRANSACTIONS	49
DIRECTOR QUALIFICATIONS AND NOMINATIONS	49
BOARD EVALUATION PROCESS	50
AUDIT FEE PRE-APPROVAL POLICY; AUDIT COMMITTEE DESIGNATION	50
ANNEX 2: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES	51

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NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, APRIL 9, 2020

9:00 a.m., Pacific Time

KB Home Corporate Office
10990 Wilshire Boulevard
Los Angeles, CA 90024

ITEMS OF BUSINESS

1.

Elect ten directors, each to serve for a one-year term.

2.

Advisory vote to approve named executive officer compensation.

3.

Ratify Ernst & Young LLP’s appointment as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2020.

The accompanying Proxy Statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the meeting.

RECORD DATE

You are entitled to vote at the meeting and at any adjournment or postponement of the meeting if you were a stockholder as of the close of business on February 7, 2020.

By order of the Board of Directors,

WILLIAM A. (TONY) RICHELIEU

Vice President, Corporate Secretary and Associate General Counsel

Los Angeles, California

February 28, 2020

VOTING

Please vote as soon as possible, even if you plan to attend the meeting, to ensure your shares will be represented. You do not need to attend the meeting to vote if you vote before the meeting. If you are a holder of record, you may vote your shares via the Internet, telephone or mail. If your shares are held by a broker or financial institution, you must vote your shares using a method the broker or financial institution provides.

ATTENDING THE MEETING

Only stockholders on the record date, authorized proxy holders of such stockholders and invited guests of the Board of Directors (“Board”) may attend the meeting in person. An admission ticket will be required to attend. The accompanying Proxy Statement describes how to request an admission ticket. We must receive written admission ticket requests by March 27, 2020.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K for the fiscal year ended November 30, 2019 (“Annual Report”), including audited financial statements, are being made available to stockholders concurrently with the accompanying Proxy Statement. We anticipate these proxy materials will first be made available on or about February 28, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 9, 2020: Our Proxy Statement and Annual Report are available at www.kbhome.com/investor/proxy.

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2020 ANNUAL MEETING SUMMARY

Your Board is furnishing this Proxy Statement and a proxy/voting instruction form or Notice of Internet Availability to you to solicit your proxy for KB Home’s 2020 Annual Meeting of Stockholders (“Annual Meeting”). We anticipate these proxy materials will be made available on or about February 28, 2020. A brief summary of information about the Annual Meeting is below. Please review the more detailed information in this Proxy Statement before voting.

ANNUAL MEETING INFORMATION

Date:	Thursday, April 9, 2020
Time:	9:00 a.m., Pacific Time
Location:	KB Home Corporate Office: 10990 Wilshire Boulevard, Los Angeles, CA 90024
Admission:	You will need an admission ticket to attend the Annual Meeting in person. To request an admission ticket, please see the instructions under “Admission to the Annual Meeting.”

MEETING AGENDA

Items of Business	Board Recommendation	Voting Standard
Election of Directors	FOR each of the ten nominees	Majority of Votes Cast
Advisory vote to approve named executive officer (“NEO”) compensation, also known as “Say-on-Pay”	FOR	Majority of Shares Present/Entitled to Vote
Ratify Ernst & Young LLP’s appointment as our independent registered public accounting firm (“Independent Auditor”) for the fiscal year ending November 30, 2020	FOR	Majority of Shares Present/Entitled to Vote

VOTING PROCEDURES

	Holders of Record	Beneficial Holders	Plan Participant Holders
How to Vote	If your shares are registered directly with our transfer agent, Computershare Inc., vote via the Internet, telephone or mail following the instructions on your mailed or electronic proxy form.	If your shares are held in “street name” by a broker/other holder of record, vote via the Internet, telephone or mail following the instructions on your mailed or electronic voting instruction form.

If you can vote any shares under the KB Home 401(k) Savings Plan (“401(k) Plan”) or the Grantor Stock Ownership Trust (“GSOT”), vote via the Internet, telephone or mail following the instructions on your mailed or electronic proxy form.

Voting Deadlines	Internet and telephone voting is available until 11:59 p.m., Eastern Time, on April 8, 2020. Mailed proxy forms must be received before polls close.	Your broker/other holder of record sets the voting deadlines.	Internet and telephone voting is available until, and mailed proxy forms must be received by, 11:59 p.m., Eastern Time, on April 7, 2020.
Voting in Person	You (or someone designated by a signed legal proxy) may vote in person at the Annual Meeting.	You must present a legal proxy from your broker/other holder of record with your ballot.	You must present a legal proxy from the applicable plan trustee with your ballot.
Changing Your Vote	You may revoke voting instructions by submitting a later vote in person before polls close, or via the Internet, telephone or mail before the above-noted deadlines.	You must contact your broker/ other holder of record to revoke any prior voting instructions.	You may revoke voting instructions by submitting a later vote in person before polls close, or via the Internet, telephone or mail before the above-noted deadline.

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CORPORATE GOVERNANCE OVERVIEW

As strong corporate governance is a key factor in driving long-term stockholder value, the Board has implemented a robust governance framework and leading practices to oversee the management of our business, as highlighted below and discussed in other sections of this Proxy Statement*. Further below, we detail how the Board’s approach to corporate governance aligns with the principles of the Investor Stewardship Group, which is a coalition of some of the world’s largest investors and asset managers, including several of our top stockholders.

■ The Board consists of a diverse mix of individuals with distinctive skills and experience and no over-boarded directors.	■ All of our directors, except for our President and Chief Executive Officer (“CEO”), are independent.
■ Only independent directors serve on Board committees.	■ During 2019, there were no related party transactions.
■ The Board held five meetings in 2019, with 96% average attendance.	■ Each director attended more than 75% of his or her total Board and committee meetings.
■ Non-employee directors meet in executive sessions at each in-person Board meeting.	■ We expect directors to attend our annual stockholder meetings. All directors attended our 2019 annual meeting.
■ Directors are financially literate and all Audit and Compliance Committee members are “audit committee financial experts.”	■ We conduct extensive outreach to and engage with our stockholders on a year-round basis on governance and other related matters.
■ Directors are elected annually under a majority voting standard.	■ We have one class of voting securities and no supermajority voting requirements (except per Delaware law, our state of incorporation).
■ Directors and senior executives are subject to strong stock ownership requirements.	■ Executive officers are subject to a robust incentive compensation claw-back policy.
■ Directors, senior executives and employees may not pledge or hedge holdings of our securities.	■ All unvested employee equity awards require double-trigger vesting in a change in control.

INVESTOR STEWARDSHIP GROUP PRINCIPLES ALIGNMENT

Stewardship Principle	What We Do
■ Boards are accountable to stockholders
■

The Board is unclassified and directors stand for election annually.

■

Directors must receive a majority of votes cast for their election in an uncontested election.

■

Stockholders approved measures to protect our valuable deferred tax assets, which may have a direct “anti-takeover” effect.

■

We have disclosed our core corporate governance materials.

■ Stockholders should be entitled to voting rights in proportion to their economic interest	■ We have one class of outstanding voting securities that allow each holder one vote for each share held.
■ Boards should be responsive to stockholders and be proactive in order to understand their perspectives	■ Stockholders may communicate with us and the Board (see “Communicating with the Board”). ■ We proactively engage with our stockholders year-round.
■ Boards should have a strong, independent leadership structure	■ The Board has a strong independent lead director with significant responsibilities and authority (see “Board Leadership”). ■ Independent directors lead all Board committees.
■ Boards should adopt structures and practices that enhance their effectiveness
■

Directors have extensive relevant experience and skills.

■

90% of directors are independent; 30% are women or ethnic minorities.

■

The three Board committees have only independent directors.

■

Directors are highly engaged, and average Board and committee meeting attendance during 2019 was 90% or higher.

■

Directors can access all levels of the organization and outside advisors for information about our business and their Board roles.

■

For refreshment purposes, the Board regularly considers potential new members and has a director retirement age of 75.

■ Boards should develop management incentive structures that are aligned with the long-term strategy of the company	■ In 2019, our Say-on-Pay proposal received 93% support. ■ Management compensation is designed to advance our long-term strategic goals (see “Compensation Discussion and Analysis”).
*

Additional information about our corporate governance policies, processes and procedures is provided in Annex 1 to this Proxy Statement.

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BOARD AND COMMITTEE GOVERNANCE STRUCTURE

BOARD LEADERSHIP

Jeffrey T. Mezger, our CEO, has served as Chairman of the Board since 2016. The non-employee directors of the Board have elected Mr. Mezger as Chairman based on his fundamental understanding of our business model, effective operational leadership and capable service as a director since 2006, and their belief that combining the roles of Chairman and CEO enhances our ability to achieve our long-term growth goals. Board governance is balanced with a strong Lead Independent Director position, which is designed to maintain the Board’s firm independent oversight. Melissa Lora has served as Lead Independent Director since 2016. In addition, all committees are led by and composed solely of independent directors.

Key Lead Independent Director Duties

■

Presides at all Board meetings where the Chairman is not present and at all executive sessions and meetings of the non-employee directors, which may be called at any time and for any purpose.

■

Consults with the Chairman and the non-employee directors regarding meeting agendas and schedules and the content and flow of information to the Board.

■

Provides Board leadership if there is (or there is perceived to be) a conflict of interest with respect to the role of the Chairman who is also the CEO.

■

If requested by major stockholders, being available to them for consultation and communication as appropriate.

■

Any additional duties set forth in our Corporate Governance Principles or By-Laws, or as the Board may determine.

BOARD COMMITTEE PROFILES*

Committee	Members	2019 Meetings	Principal Responsibilities
Audit and Compliance Committee (“Audit Committee”)	Dr. Thomas W. Gilligan (Chair) Dorene C. Dominguez Dr. Stuart A. Gabriel Melissa Lora James C. Weaver Michael M. Wood	6 meetings (94% member attendance)

Oversees our corporate accounting and reporting practices and audit process, including our Independent Auditor’s qualifications, independence, retention, compensation and performance; and may approve our incurring, guaranteeing or redeeming debt.

Management Development and Compensation Committee (“Compensation Committee”)	Kenneth M. Jastrow, II (Chair) Timothy W. Finchem Robert L. Johnson Melissa Lora James C. Weaver	5 meetings (96% member attendance)

Evaluates and recommends our CEO’s compensation; determines compensation for the CEO’s direct reports; and evaluates and recommends non-employee director compensation. Frederic W. Cook & Co., Inc. (“FWC”) assists the committee as its outside compensation consultant.

Nominating and Corporate Governance Committee (“Nominating Committee”)	Robert L. Johnson (Chair) Dorene C. Dominguez Timothy W. Finchem Dr. Thomas W. Gilligan Michael M. Wood	4 meetings (90% member attendance)

Oversees our corporate governance policies and practices; and as further discussed in Annex 1, reviews “related party transactions;” identifies, evaluates and recommends qualified director candidates to the Board; and administers the annual Board evaluation process.

*

There were no changes to the Board committees’ composition or responsibilities in 2019. Attendance percentage figures are averages.

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BOARD ROLE IN RISK OVERSIGHT

The Board oversees our management’s plans, policies and processes for identifying, assessing and addressing business-related risks while advancing our strategic growth goals. This includes an annual comprehensive three-year strategy review and discussion undertaken with management. The Board has also delegated certain risk oversight responsibilities to its committees, as described below. At each in-person Board meeting, the chair of each committee reports on the risks their committee has discussed with management, as well as their committee’s other activities.

Audit Committee

The Audit Committee oversees our management’s performance of an annual enterprise risk management assessment that identifies significant business and operations risks based on probability, impact and mitigating factors, which it reports on to the Board. This assessment’s outcome drives our internal audit department’s activities, which are based on a committee- approved annual audit plan. The internal audit department’s performance against the approved audit plan along with the department’s audit findings are reported and discussed at the committee’s quarterly meetings and on request. The committee also monitors cybersecurity risks and our evolving physical, electronic and other protection strategies and initiatives, with the lead responsible executives periodically reporting to the committee. Further, the committee receives reports at each regular meeting from our senior finance, accounting, legal and internal audit personnel on risks within their respective area of responsibility. It also conducts separate executive sessions with each of those individuals and with our Independent Auditor to discuss such risks.

Compensation Committee

The Compensation Committee oversees an annual employee compensation risk assessment FWC performs together with our management that largely focuses on potential policy and program design and implementation risks. The committee also annually reviews our compliance with our equity-based award grant policy, and our human capital development and management succession planning (both short- and long-term) for all levels of our organization, which, among other things, assesses executive bench readiness and diversity within our workforce. In addition, the committee reviews and, as appropriate, approves the compensation arrangements our senior human resources personnel develop. Based on this oversight approach, including the results of our most recent annual risk assessment, we do not believe that risks arising from our present employee compensation policies and programs are reasonably likely to have a material adverse effect on us.

Nominating Committee

The Nominating Committee oversees risks relating to corporate governance, including assessing potential related party transactions, and evaluating the mix of director skills and experience with that of potential director candidates and the Board’s needs. The committee also reviews updates to our core governance policies based on input from management and recommends changes to the Board. In 2019, after analysis of evolving corporate governance practices, the Board approved the committee’s recommendation to designate in our By-Laws that Delaware courts will be the exclusive forum for certain internal corporate affairs actions.

Governance Documents Availability

Our Certificate of Incorporation, By-Laws, Corporate Governance Principles, Board-approved charters for each standing committee and Ethics Policy serve as the foundation of our corporate governance. Each document, along with each of our Securities and Exchange Commission (“SEC”) filings, is available online for viewing, printing or downloading at www.investor.kbhome.com/corporate-governance. These documents are also available in print upon request. The information on our website is not incorporated by reference into and does not form a part of this Proxy Statement.

Communicating with the Board

Any interested party may write to the Board, the Chairman of the Board, the Lead Independent Director or any other director in care of our Corporate Secretary at KB Home, 10990 Wilshire Boulevard, Los Angeles, CA 90024.

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BOARD EXPERIENCE AND SKILLS

We have a balanced and well-diversified Board composed of actively engaged directors possessing skill sets in a range of sectors relevant to our business, as summarized in the charts below. In addition, our directors have executive management or other experience that enables them to effectively contribute business acumen, strategic insight, risk management sensibility, financial comprehension, informed counsel and practical knowledge across the operating dimensions of our enterprise. Below is a summary of some of the Board’s key attributes.

DIRECTOR AREAS OF EXPERIENCE

Advertising/Marketing 4
Building Products 3
Corporate Governance 6
Enterprise Leadership 9
Environmental 5
Finance/Investing 9
Government 6
Homebuilding 4
Human Resources 3
Real Estate 10
Retailing 5
Strategic Risk Management 9
Technological Innovation 3

DIRECTOR TENURE

30% 0-5 Years
20% 16+ Years
Average Tenure: 10 years
20% 6-9 Years
30% 10-15 Years

DIRECTOR AGES

30% Under 60
40% 70-73
Average Age: 64
30% 60-69

Diversity

The Board considers diversity for directors and director candidates as encompassing race, ethnicity, national origin and gender, geographic residency, educational and professional history, community or public service, expertise or knowledge base and/or other tangible and intangible aspects of an individual. Beyond their diverse perspectives and skills, as described above and in their respective biographical summaries set forth under “Election of Directors,” 30% percent of our directors are women or ethnic minorities, and 50% of the Board is based in our West Coast region, where we generate the highest proportion of our revenues, with the other members situated in key markets across our operational footprint.

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DIRECTOR COMPENSATION

Directors, other than Mr. Mezger, who is not paid for his Board service, are compensated as described below. We also pay directors’ travel-related expenses for Board meetings and Board activities.

In July 2019, based on a Compensation Committee recommendation informed by its outside consultant’s analysis, the Board approved changes to our directors’ compensation for the first time in five years to maintain competitive positioning relative to the market. The annual equity award’s grant date fair value was raised by $17,500, and the Audit, Compensation and Nominating Committee-related retainers were increased by $2,500, $3,000 and $5,000, respectively. The revised director compensation program, which becomes effective as of the Annual Meeting, is shown in the table below.

NON-EMPLOYEE DIRECTOR COMPENSATION*

Board Retainer:	$100,000
Equity Grant (grant date fair value):	$162,500
Lead Independent Director Retainer:	$40,000
Committee Chair Retainers:	$27,500 (Audit Committee) $21,000 (Compensation Committee) $20,000 (Nominating Committee)
Committee Member Retainers:	$12,500 (Audit Committee) $10,000 (Compensation Committee) $10,000 (Nominating Committee)
Meeting Fees:	$1,500 (per applicable meeting, as described below)
*

Directors elected to the Board other than at an annual meeting receive prorated compensation. The compensation shown in the Director Compensation During Fiscal Year 2019 table reflects the director compensation program in place before July 2019.

RETAINERS

Each director may elect to receive retainers in equal quarterly cash installments, in unrestricted shares of our common stock or in deferred common stock awards (“stock units”). Equity-based grants are made as described below.

EQUITY GRANT

Each director may generally elect to receive their equity grant in common stock or stock units. Grants are made on election to the Board, with the rounded number of shares/units based on our common stock’s grant date closing price. Directors receive a share of our common stock for each stock unit they hold on the earlier of a change in control or leaving the Board. Directors receive cash dividends on their common stock holdings and cash dividend equivalent payments on their stock units. Stock units have no voting rights. If a director has not satisfied their stock ownership requirement (see “Stock Ownership Requirements”), they can receive only stock units for their equity grant and must hold all shares of common stock until they satisfy the requirement or leave the Board.

MEETING FEES

Directors receive fees for each non-regularly scheduled Board or committee meeting they attend if they have also attended all of the same body’s prior meetings in a specified 12-month period. Fees for one such Board meeting were paid in 2019.

INDEMNIFICATION AGREEMENTS

We have agreements with our directors that provide them with indemnification and advancement of expenses to supplement what our Certificate of Incorporation and insurance policies provide, subject to certain limitations.

DIRECTORS’ LEGACY PROGRAM

From 1995 to 2007, we maintained a Directors’ Legacy Program. Messrs. Finchem and Jastrow and Ms. Lora are the only current directors who are participants. Under the program, after a participant’s death, we will make a donation on each participant’s behalf of up to $1.0 million directly to up to five participant-designated qualifying charitable institutions or organizations in ten equal annual installments. Program participants are fully vested in their donation amount; however, neither they nor their families receive any proceeds, compensation or tax savings associated with the program. We maintain life insurance policies to help fund program donations. In 2019, no premium payments were required to be made for these policies. The total amount payable under the program at November 30, 2019 was $14.6 million.

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DIRECTOR COMPENSATION DURING FISCAL YEAR 2019

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)	Total ($)
Ms. Dominguez	$115,000	$145,000	$—	$260,000
Mr. Finchem	100,000	157,000	—	257,000
Dr. Gabriel	110,000	145,000	—	255,000
Dr. Gilligan	130,000	145,000	—	275,000
Mr. Jastrow	118,000	145,000	—	263,000
Mr. Johnson	100,000	167,000	—	267,000
Ms. Lora	157,000	145,000	—	302,000
Mr. Weaver	117,000	145,000	—	262,000
Mr. Wood	100,000	160,000	—	260,000
(a)

Fees Earned or Paid in Cash. These amounts generally represent the cash retainers paid to directors per their individual elections with regard to their retainers (i.e., cash or an equity grant(s)). The amount for Ms. Lora includes her Lead Independent Director retainer.

(b)

Stock Awards. These amounts represent the aggregate grant date fair value of the shares of our common stock or stock units granted to our directors in 2019 based on their individual elections with regard to their retainers and type of equity grant (i.e., shares or stock units). The grant date fair value of each such award is equal to the closing price of our common stock on the date of grant. All grants were made on April 11, 2019. The table below shows the respective grants to our directors in 2019. The aggregate number of outstanding stock awards and option awards held by our non-employee directors at the end of our 2019 fiscal year are shown under “Ownership of KB Home Securities,” exclusive of 2,043 shares of our common stock Ms. Lora directly owns.

Name	2019 Common Stock Grants (#)	2019 Stock Unit Grants (#)
Ms. Dominguez	5,690	—
Mr. Finchem	—	6,160
Dr. Gabriel	5,690	—
Dr. Gilligan	5,690	—
Mr. Jastrow	—	5,690
Mr. Johnson	6,552	—
Ms. Lora	—	5,690
Mr. Weaver	—	5,690
Mr. Wood	588	5,690

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ELECTION OF DIRECTORS

The Board will present as nominees at the Annual Meeting, and recommends our stockholders elect to the Board, each of the individuals named below for a one-year term ending at the election of directors at our 2021 annual meeting. Each nominee has consented to being nominated, is standing for re-election and has agreed to serve as a director if elected. Should any of the nominees become unable to serve as a director prior to the Annual Meeting, the named proxies, unless otherwise directed, may vote for the election of another person as the Board may recommend. If the Board’s nominees are elected at the Annual Meeting, the Board will have ten directors. While there are no term limits for directors, a director must retire from the Board as of the first annual meeting following their 75th birthday.

VOTING STANDARD

To be elected, each nominee must receive a majority of votes cast in favor (i.e., the votes cast for a nominee’s election must exceed the votes cast against their election).

BOARD RECOMMENDATION: FOR APPROVAL OF EACH DIRECTOR NOMINEE

MAJORITY VOTING STANDARD

Our Corporate Governance Principles provide that a director nominee who fails to win election to the Board in an uncontested election is expected to tender his or her resignation from the Board (or to have previously submitted a conditional tender). An “uncontested election” is one in which there is no director nominee that has been nominated by a stockholder in accordance with our By-Laws. This election is an uncontested election. If an incumbent director fails to receive the required vote for election in an uncontested election, the Nominating Committee will act promptly to determine whether to accept the director’s resignation and will submit its recommendation for the Board’s consideration. The Board expects the director whose resignation is under consideration to abstain from participating in any decision on that resignation. The Nominating Committee and the Board may consider any relevant factors in deciding whether to accept a director’s resignation.

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DORENE C. DOMINGUEZ	TIMOTHY W. FINCHEM

Age: 57 Director Since: 2017	Age: 72 Director Since: 2005

Dorene C. Dominguez has served since 2004 as Chairwoman and Chief Executive Officer of the Vanir Group of Companies, Inc. and its subsidiaries Vanir Construction Management, Inc. and Vanir Development Company, Inc., which provide a wide range of program, project and construction management services for clients in the healthcare, education, justice, water/wastewater, public buildings, transportation and energy markets throughout the United States. Ms. Dominguez also serves as Chair of The Dominguez Dream, a nonprofit organization that provides academic enrichment programs in math, science, language arts and engineering to elementary schools in underserved communities. Ms. Dominguez has extensive experience in executive management, finance, and civic engagement, as well as significant expertise in project and asset management and real estate development. She also has a substantial presence and is well-regarded in California, an important market for us.

SKILLS AND QUALIFICATIONS:

■

Chairwoman and Chief Executive Officer, Vanir Group of Companies, Inc.

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

CIT Group Inc.

OTHER PROFESSIONAL EXPERIENCE:

■

Board of Trustees Member, University of Notre Dame (2018-Present)

■

Board Member, California Chamber of Commerce (2017-Present)

■

Member, The Coca-Cola Company Hispanic Advisory Council (2016-Present)

■

Board Member, Pride Industries, nonprofit employer of individuals with disabilities (2009-Present)

Mr. Finchem has been Board Chair of The First Tee, a nonprofit youth development organization providing educational programs through the game of golf, since it was founded in 1997. He previously served as Commissioner of the PGA TOUR, a membership organization for professional golfers, from 1994 until his retirement in December 2016. He joined the PGA TOUR in 1987, and was promoted to Deputy Commissioner and Chief Operating Officer in 1989. Mr. Finchem has demonstrated success in broadening the popularity of professional golf among the demographic groups that make up our core homebuyers and has experience in residential community development. He also has a substantial presence in Florida, one of our key markets.

SKILLS AND QUALIFICATIONS:

■

Board Chair, The First Tee

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

OTHER PROFESSIONAL EXPERIENCE:

■

Commissioner, PGA TOUR (1994-2016)

■

Co-founder, National Marketing and Strategies Group (1980-1986)

■

Deputy Advisor to the President, White House Office of Economic Affairs (1978-1979)

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DR. STUART A. GABRIEL	DR. THOMAS W. GILLIGAN

Age: 66 Director Since: 2016	Age: 65 Director Since: 2012

Dr. Gabriel has been since 2007 the director of the Richard S. Ziman Center for Real Estate at UCLA, and Professor of Finance and Arden Realty Chair at the UCLA Anderson School of Management. With Dr. Gabriel’s significant professional experience in and distinguished study of macroeconomics and real estate, mortgage and finance markets, he has considerable knowledge and insight with respect to the economic, regulatory and financial drivers that affect housing and homebuilding at local, regional and national levels. In addition, with more than two decades of service in leadership roles at two of the most preeminent academic institutions in the country — UCLA and USC — he has substantial management and administrative expertise and is highly respected for his perspective on housing and land use matters in California, an important market for us, and nationally.

SKILLS AND QUALIFICATIONS:

■

Director, Richard S. Ziman Center for Real Estate at UCLA; and Professor of Finance and Arden Realty Chair, UCLA Anderson School of Management

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

KBS Real Estate Investment Trust II, Inc.

■

KBS Real Estate Investment Trust III, Inc.

■

KBS Real Estate Investment Trust, Inc. (2005-2018)

OTHER PROFESSIONAL EXPERIENCE:

■

Director and Lusk Chair, USC Lusk Center for Real Estate (1997-2007)

■

Associate Professor/Professor, Finance and Business Economics, USC Marshall School of Business (1990-1997)

■

Economics Staff Member, Federal Reserve Board (1986-1990)

Dr. Gilligan has been the Tad and Dianne Taube Director of The Hoover Institution on War, Revolution and Peace at Stanford University since September 2015. The Hoover Institution is a public policy research center devoted to the advanced study of economics, politics, history and political economy, as well as international affairs. The Hoover Institution announced in July 2019 that Dr. Gilligan will retire from his position in August 2020. Dr. Gilligan has deep knowledge of and significant academic credentials in the fields of finance, economics and business administration, and brings extensive leadership skills and experience from his many years of service as a dean at two of the premier post-graduate business schools in the country and his current position as the head of a prominent public policy institution. In addition, he is well-known and highly regarded, professionally and personally, in both Texas and California, which are key markets for us.

SKILLS AND QUALIFICATIONS:

■

Director, The Hoover Institution on War, Revolution and Peace

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

Southwest Airlines Co.

OTHER PROFESSIONAL EXPERIENCE:

■

Dean, McCombs School of Business (2008-2015)

■

Interim Dean, USC Marshall School of Business (2006-2007; Professor 1987-2006)

■

Staff Economist, White House Council of Economic Advisors (1983-1984)

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KENNETH M. JASTROW, II	ROBERT L. JOHNSON

Age: 72 Director Since: 2001	Age: 73 Director Since: 2008

Kenneth M. Jastrow, II, a corporate director and private investor, has extensive experience and leadership in the paper, building products, forestry, real estate and mortgage lending industries, enabling him to provide critical perspective on businesses that impact the homebuilding industry, and on sustainability practices. He also brings significant corporate governance expertise from his service on several public company boards, and has a substantial presence in Texas, a key market for us.

SKILLS AND QUALIFICATIONS:

■

Former Chairman and CEO, Temple-Inland Inc.

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

MGIC Investment Corporation

■

Genesis Energy, LLC

■

Forestar Group Inc. (2007-2015)

OTHER PROFESSIONAL EXPERIENCE:

■

Non-Executive Chairman, Forestar Group Inc., a real estate and natural resources company (2007-2015)

■

Chairman and Chief Executive Officer, Temple-Inland Inc., a paper, forest products and financial services company (2000-2007)

Robert L. Johnson is founder and chairman of The RLJ Companies, an innovative business network that provides strategic investments in a diverse portfolio of companies in the consumer financial services, private equity, asset management, real estate, hospitality, gaming and automobile dealership industries. Prior to forming The RLJ Companies in 2004, Mr. Johnson was founder and chief executive officer of BET, the nation’s first and leading television network providing quality entertainment, music, news, sports and public affairs programming for the African American audience. He continued to serve as chief executive officer of Black Entertainment Television (BET) until 2006. Mr. Johnson has significant experience in real estate, finance, mortgage banking and brand-building enterprises and a unique and diverse background in a number of industry sectors.

SKILLS AND QUALIFICATIONS:

■

Founder and Chairman, The RLJ Companies

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

Elevate Credit, Inc.

■

RLJ Lodging Trust

■

Lowe’s Companies, Inc. (2005-2018)

■

RLJ Entertainment, Inc. (2012-2018)

■

Strayer Education, Inc. (2003-2016)

OTHER PROFESSIONAL EXPERIENCE:

■

Museum Council Member, Smithsonian Institution’s National Museum of African American History and Culture (2004-Present)

■

Founder and Chief Executive Officer of BET, a television and entertainment network (1979-2006)

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MELISSA LORA	JEFFREY T. MEZGER

Age: 57 Director Since: 2004 Lead Independent Director Since: 2016	Age: 64 Director Since: 2006 Chairman Since: 2016

Melissa Lora, a corporate director, served in several senior executive roles over her 31-year career at Taco Bell Corp., a division of Yum! Brands, Inc., one of the world’s largest restaurant companies, including as president of its international businesses at her retirement. In that position, she spearheaded Taco Bell International’s growth, driving a record number of new restaurant openings, and was widely recognized as an influential female leader in the industry. Ms. Lora is very knowledgeable of and has substantial experience and expertise in financial matters as well as in managing real estate assets. She has made significant contributions to the work of the Audit Committee since joining the Board and provided strong leadership as its chair from 2008 to 2018. The Board first elected Ms. Lora as Lead Independent Director in November 2016, and has re-elected her to the role in each subsequent year.

SKILLS AND QUALIFICATIONS:

■

Former President, Taco Bell International

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

■

Conagra Brands, Inc.

■

MGIC Investment Corporation

OTHER PROFESSIONAL EXPERIENCE:

■

President, Taco Bell International (2013-2018)

■

Global Chief Financial and Development Officer, Taco Bell Corp. (2012-2013)

■

Chief Financial and Development Officer, Taco Bell Corp. (2006-2012)

■

Chief Financial Officer, Taco Bell Corp. (2001-2006)

Jeffrey T. Mezger has been our President and Chief Executive Officer since November 2006, and was elected Chairman of the Board in 2016. Prior to becoming President and Chief Executive Officer, Mr. Mezger served as our Executive Vice President and Chief Operating Officer, a position he assumed in 1999. From 1995 until 1999, Mr. Mezger held a number of executive posts in our southwest region, including Division President, Arizona Division, and Senior Vice President and Regional General Manager over Arizona and Nevada. Mr. Mezger joined us in 1993 as president of the Antelope Valley Division in Southern California. In 2012, Mr. Mezger was inducted into the California Homebuilding Foundation Hall of Fame. As our CEO, Mr. Mezger has demonstrated consistently strong operational leadership, and ownership of our business strategy and its results. He has also established himself as a leading voice in the industry through his over 40 years of experience in the public homebuilding sector.

SKILLS AND QUALIFICATIONS:

■

Chairman, President and Chief Executive Officer, KB Home

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

OTHER PROFESSIONAL EXPERIENCE:

■

Policy Advisory Board Member, Fisher Center for Real Estate and Urban Economics at UC Berkeley Haas School of Business (2010-present)

■

Founding Chairman, Leading Builders of America (2009-2013; Executive Committee member until 2016)

■

Policy Advisory Board Member, Harvard Joint Center for Housing Studies (2004 to 2018; Board Chair 2015-2016)

■

Executive Board Member, USC Lusk Center for Real Estate (2000-2018)

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JAMES C. WEAVER	MICHAEL M. WOOD

Age: 44 Director Since: 2017	Age: 72 Director Since: 2014

James C. Weaver has been since 2006 the Chief Executive Officer of McCombs Partners, the investment management division of McCombs Enterprises, overseeing the implementation of the firm’s investment strategies, including management of its direct investments in private operating businesses. He began his career at McCombs as an investment analyst in 2000. Mr. Weaver also serves as a director of several private companies, including Circuit of the Americas and Cox Enterprises, Inc. Mr. Weaver has considerable experience in executive leadership, business strategy and execution, financial planning and analysis, and asset/investment management across a broad range of industries and brings critical insight on governance and economic and regulatory policymaking. In addition, with his professional achievements and significant community involvement, he has a substantial presence and is well-regarded in Texas, a core market for us.

SKILLS AND QUALIFICATIONS:

■

Chief Executive Officer, McCombs Partners

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

OTHER PROFESSIONAL EXPERIENCE:

■

Member, The University of Texas System Board of Regents (2017-Present)

■

Board Member and Current Chair Pro Tem, San Antonio Branch, Federal Reserve Bank of Dallas (Member 2014-Present; Chair Pro Tem 2016-Present)

■

Member, The McCombs School of Business Advisory Council (2014-Present)

■

San Antonio Chamber of Commerce Board of Directors (Member 2014-2017; Chairman 2016-2017)

Michael M. Wood is founder and chairman of Redwood Investments LLC, a Washington, D.C.-based investment company established in 2005 and concentrating in media, real estate and alternative energy. In 2009, Mr. Wood received from the King of Sweden the insignia of Commander Grand Cross, Order of the Polar Star medal given by Sweden’s Royal Family to people of foreign birth who make significant contributions to Sweden. Prior to becoming the U.S. Ambassador to Sweden, Mr. Wood was co-founder and CEO of Hanley Wood LLC, the leading media company in the construction industry and one of the ten largest business-to-business media companies in the U.S. Mr. Wood has extensive knowledge of the homebuilding industry and significant experience in real estate and alternative energy investing, providing substantial insight and expertise with respect to our business operations and our longstanding commitment to sustainability. He also has a distinguished policymaking background.

SKILLS AND QUALIFICATIONS:

■

Founder and Chairman, Redwood Investments LLC

PUBLIC COMPANY DIRECTORSHIPS:

■

KB Home

OTHER PROFESSIONAL EXPERIENCE:

■

Chairman, Winsight, LLC, a business-to-business publishing company (2012-2017)

■

U.S. Ambassador to Sweden (2006-2009)

■

Co-Founder and Chief Executive Officer, Hanley Wood LLC, a business-to-business publishing company (1976-2005)

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OWNERSHIP OF KB HOME SECURITIES

The table below shows the amount and nature of our non-employee directors’ and NEOs’ respective beneficial ownership of our common stock as of February 18, 2020. Except as otherwise indicated below, the beneficial ownership is direct and each owner has sole voting and investment power with respect to the reported securities holdings.

Non-Employee Directors	Total Ownership(a)	Stock Options(b)	Restricted Stock(b)
Dorene C. Dominguez	13,823	—	—
Timothy W. Finchem	173,893	—	—
Dr. Stuart A. Gabriel	28,023	—	—
Dr. Thomas W. Gilligan	76,261	26,889	—
Kenneth M. Jastrow, II	158,354	46,611	—
Robert L. Johnson	169,086	93,343	—
Melissa Lora	227,825	57,831	—
James C. Weaver	15,690	—	—
Michael M. Wood	48,223	—	—
Named Executive Officers
Jeffrey T. Mezger	2,851,527	1,978,252	—
Jeff J. Kaminski	460,415	355,882	—
Matthew W. Mandino	92,885	74,980	2,925
Albert Z. Praw	129,738	18,903	—
Brian J. Woram	372,646	248,642	—
All directors and executive officers as a group (14 people)	4,833,389	2,901,333	2,925
(a)

No non-employee director or NEO owns more than 1% of our outstanding common stock, except for Mr. Mezger, who owns 2.9%. All non-employee directors and executive officers as a group own 4.8% of our outstanding common stock. The total ownership amount reported for each non-employee director includes all equity-based compensation awarded to them for their service on the Board, encompassing shares of common stock, stock units and stock options. Dr. Gabriel, Ms. Lora, Mr. Wood and Mr. Kaminski each hold their respective vested shares of our common stock in family trusts over which they have shared voting and investment control with their respective spouses, excluding Ms. Lora’s direct ownership of 2,043 shares.

(b)

The reported stock option amounts are the shares of our common stock that can be acquired within 60 days of February 18, 2020. Non-employee director stock options were last granted in April 2014, as they ceased being a component of director compensation after that date. Some non-employee director stock options held by Mr. Johnson (37,993) and Ms. Lora (11,220) have 15-year terms. The remainder have ten-year terms. For non-employee directors who leave the Board due to retirement or disability (in each case as determined by the Compensation Committee), or death, their stock options will be exercisable for the options’ respective remaining terms. Otherwise, non-employee director stock options must be exercised by the earlier of their respective terms or the first anniversary of a director’s leaving the Board (for 15-year stock options), or the third anniversary of leaving the Board (for ten-year stock options). Based on the non-employee directors’ respective elections, each non-employee director stock option represents a right to receive shares of our common stock equal in value to the positive difference between the option’s stated exercise price and the fair market value of our common stock on an exercise date, and are therefore settled in a manner similar to stock appreciation rights. None held by current directors have been so settled. The total ownership amount reported for each NEO includes their reported stock option and restricted common stock amounts.

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The following table shows the beneficial ownership of each stockholder known to us to beneficially own more than five percent of our common stock. Except for the GSOT, the below information (including footnotes) is based solely on the stockholders’ respective Schedule 13G or Schedule 13G/A filings with the SEC and reflect their respective determinations of their and/or their respective affiliates’ and subsidiaries’ ownership as of December 31, 2019. Some percentage ownership figures below have been rounded.

Stockholder(a)	Total Ownership	Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	10,823,295	12.2%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	8,287,215	9.4%
KB Home Grantor Stock Ownership Trust(b) Wells Fargo Retirement and Trust Executive Benefits, One West Fourth Street, Winston-Salem, NC 27101	7,630,582	7.8%
(a) The stockholders’ respective voting and dispositive power with respect to their reported ownership is presented below, excluding the GSOT.
	Blackrock, Inc.(i)	The Vanguard Group, Inc.(ii)
Sole voting power	10,592,465	101,836
Shared voting power	—	14,034
Sole dispositive power	10,823,295	8,182,089
Shared dispositive power	—	105,126
(i)

Blackrock, Inc. is a parent holding company. A BlackRock, Inc. subsidiary, BlackRock Fund Advisors, beneficially owned five percent or more of Blackrock, Inc.’s reported total beneficial ownership.

(ii)

The Vanguard Group, Inc. is an investment adviser to various investment companies. Its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., beneficially owned 91,092 and 24,778 shares, respectively.

(b)

The GSOT’s percent of class figure is relative to the total number of shares of our common stock entitled to vote at the Annual Meeting, as described under “Annual Meeting Voting Matters and Other Information.” The GSOT holds these shares pursuant to a trust agreement with Wells Fargo Bank, N.A. as trustee. Both the GSOT and the trustee disclaim beneficial ownership of the shares. Under the trust agreement, our employees who hold unexercised common stock options under our employee equity compensation plans determine the voting of the GSOT shares. Employees who are also directors cannot vote GSOT shares; therefore, Mr. Mezger cannot direct the vote of any GSOT shares. If all eligible employees submit voting instructions, our other NEOs can direct the vote of the following amounts of GSOT shares: Mr. Kaminski 1,611,544; Mr. Mandino 339,533; Mr. Praw 85,599; Mr. Woram 1,125,928; and all eligible executive officers as a group: 3,162,604.

STOCK OWNERSHIP REQUIREMENTS

Our non-employee directors and senior executives are subject to stock ownership requirements to better align their interests with those of our stockholders. Our Corporate Governance Principles require each of our non-employee directors to own at least five times the Board retainer (which currently equates to $500,000) in value of our common stock or common stock equivalents by the fifth anniversary of joining the Board. The executive stock ownership policy requires designated senior executives, including our NEOs, to own a certain number of shares within a specified period. The policy is discussed under “Equity Stock Ownership Policy.” Each of our non-employee directors and NEOs is in compliance with their respective policy requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

FINANCIAL PERFORMANCE AND COMPENSATION HIGHLIGHTS

TOTAL STOCKHOLDER RETURN

In 2019, we had a year of exceptional total stockholder return (“TSR”).

	2014	2015	2016	2017	2018	2019
KB Home	$100	$81	$92	$182	$123	$205
S&P 500 Index	100	103	111	136	145	168
Dow Jones US Home Construction Index	100	114	100	179	128	186

Our three-year annualized TSR (including reinvestment of dividends) ranks at the 85th percentile of our peer group:

	Annualized	2019	2018	2017
TSR	30%	65%	-32%	99%

Our one-year TSR ranking is at the 88th percentile of our peer group and along with our three-year annualized TSR, is second within our peer group. As with all of our peer group members, during a volatile year for our industry, our 2018 one-year TSR was negative. However, in the context of our business and its typical cycles, we generally consider longer-term measurement periods of TSR as more indicative of performance.

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ANNUAL ACHIEVEMENTS

In 2019, we increased our quarterly cash dividend more than three-fold and had another year of strong business performance, including the following (comparisons are to the prior year):

■

Revenues totaled $4.55 billion, up slightly.

■

Homes delivered increased 5% to 11,871.

■

Pretax income of $348.2 million, down slightly.

■

Net income rose to $268.8 million from $170.4 million.

■

Diluted earnings per share grew 67% to $2.85.

■

Debt to capital ratio improved 740 basis points to 42.3%.

■

Stockholders’ equity increased 14% to $2.38 billion.

■

Net orders grew 17% to 12,841.

THREE-YEAR RESULTS

Over the 2017 – 2019 period, we significantly grew our business in a number of areas, including the following:

■

Increased revenues by 27%.

■

Expanded homebuilding operating margin by 200 basis points to 7.7%.

■

Generated net income and diluted earnings per share growth of 154%.

■

Improved inventory turnover by 17% to 1.21x.

■

Debt to capital ratio improved significantly to 42.3% from 60.5%.

■

Book value per share increased 31% to $26.60.

■

Nearly doubled our return on equity to 12.2% from 6.3%.

■

Improved net orders per community by 19% to 4.3 per month.

PAY FOR PERFORMANCE — 2019 FISCAL YEAR CEO COMPENSATION

■

More than 90% of our CEO’s 2019 total direct compensation (i.e., value of base salary and annual and long-term incentive awards) was performance-based and his base salary remained the same as in the prior two years.

■

Our CEO’s annual incentive award of $6.08 million for 2019 was approximately 6% below the prior year’s award, reflecting our performance on the relevant metrics.

■

100% of our CEO’s long-term incentives were performance-based restricted stock units (“PSUs”) and the 2019 target award grant value approximated the median long-term incentive award value granted to chief executive officers in our peer group in 2018.

■

Our CEO earned his three-year 2016 PSU award at 153% of target (as discussed under “2016 PSU Awards”), primarily based on our achieving maximum results for two of the three performance measures.

The following table compares our CEO’s total direct compensation for 2018 and 2019:

Total Direct Compensation*	2019	2018	Change
Base Salary	$1,150,000	$1,150,000	$—
Annual Incentive Award	6,081,611	6,443,082	(361,471)
Long-Term Incentive Award (PSU grant value)	4,999,987	4,000,005	999,982
TOTAL	$12,231,598	$11,593,087	$638,511
*

This table does not include certain amounts that are in the Summary Compensation Table. In particular, it excludes the change in our CEO’s pension value shown for 2019, which is a required reporting item and represents only the actuarial increase in our CEO’s pension benefits based on interest rate fluctuations. It does not reflect any new benefits, cash or other compensation granted to or received by our CEO. This benefit has been frozen with no additional benefit accruals since 2004 (other than the same cost-of-living adjustments applied to federal social security benefits).

In 2019, we had another strong year of financial performance, and our one- and three-year TSR results placed us second in our peer group. Our CEO’s total cash compensation is down year over year. While the 2019 grant value of our CEO’s PSUs is approximately $1.0 million higher, the equity-based payout from the grant depends entirely on our absolute and relative performance over the three-year performance period. As a result, the $638,511 increase in our CEO’s total direct compensation from 2018 was driven by a long-term performance-based grant that would be realized, if at all, as of the end of 2022.

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LISTENING TO OUR STOCKHOLDERS

In 2019, we continued our longstanding practice of reaching out to our stockholders, including all of our 25 largest stockholders, and we directly engaged with holders representing over 50% of our outstanding shares ahead of our 2019 annual meeting.

We conducted additional post-meeting proactive outreach in the fall and winter to approximately one-third of our 25 largest stockholders, and we engaged in telephonic meetings with several of them to discuss our practices and their views regarding compensation, sustainability and governance matters. In our conversations, stockholders expressed general support for our compensation programs and policies, and provided feedback that we have or are considering incorporating into our programs or public disclosures, including additional description of our annual incentive program’s target-setting considerations. We value our stockholders’ opinions, and in part based on discussions with them, the Compensation Committee over the past few years established tighter change in control vesting provisions in our equity award agreements and adopted an executive officer incentive compensation claw-back policy.

In evaluating our executive compensation programs during 2019, the Compensation Committee considered the strong support stockholders have expressed through our annual NEO compensation advisory votes over the past few years for our approach to executive compensation, including a 93% level of support at our 2019 annual meeting. As a result, for 2019, the Compensation Committee decided to retain the core components of our executive compensation programs and to apply the same general principles and philosophy as in the prior fiscal year in its executive compensation decisions.

COMPENSATION GOVERNANCE

What We Do	What We Don’t Do
Engage with and consider stockholder input in designing our executive pay programs.	No re-pricing or cash-out of underwater stock options without stockholder approval.
Link annual NEO incentive pay to objective, pre-established financial performance goals, which are three-year goals for long-term incentives.	Prohibit our NEOs (and our other employees and non-employee directors) from hedging or pledging their holdings of our securities.
Grant all of our NEOs’ long-term incentives in performance-based restricted stock units.	No new excise tax “gross-ups” for any officer or employee.
Since 2017, require double-trigger vesting of employee equity awards in a change in control.	No new executive officer severance arrangements without stockholder approval (see “Severance Arrangements”).
Subject our executive officers to an incentive compensation claw-back policy.	No payments of dividends or dividend equivalents on performance-based equity awards before they vest.
Perform, under Compensation Committee oversight, annual risk assessments to determine that our employee compensation policies and programs are not likely to have a material adverse effect on us.	Avoid excessive perquisites. Perquisites are generally limited to market-competitive medical benefits and the opportunity to participate in a deferred compensation plan.
Engage, at the sole direction of the Compensation Committee, an independent compensation consultant.
Maintain robust stock ownership requirements for all NEOs.
Maintain a relevant industry peer group.

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PAY PROGRAM OVERVIEW

The table sets forth the components of, and rationale for, each element of our executive compensation program.

Compensation Type	Description	Rationale
Base Salary	■ Fixed compensation delivered in cash on a semi-monthly basis.	■ A market-aligned component of the overall pay package to provide a baseline level of pay; key to attracting and retaining highly qualified executives.
Annual Incentive Program	■ Our NEOs’ 2019 annual incentives were performance-based and formula-driven, focused on pretax income and asset efficiency measures.	■ Motivates achievement of core strategic short-term financial results.
Long-Term Incentive Program
■

PSUs constituted 100% of the total grant date fair value of the long-term incentives for our NEOs, similar to our 2017 and 2018 grants.

■

2019 grants have three separate three-year performance measures: cumulative adjusted earnings per share, average adjusted return on invested capital, and revenue growth
versus our peer group.

■

Focuses executives on achievement of long-term results and encourages retention.

■

Establishes strong alignment with long-term stockholder interests through performance- based payouts in shares of our common stock.

Retirement Programs and Perquisites
■

A 401(k) plan in which all eligible employees may participate; market-competitive medical, dental and vision benefits; and opportunity to participate in a deferred compensation plan.

■

Legacy executive retirement and death benefit plans have been closed to new participants for nearly 15 years.

■ Programs are aligned with market practices. ■ Focuses executives on earning rewards through performance pay elements, not through entitlements.

As outlined above, we place a significant emphasis on at-risk, performance-based pay. As shown below, in 2019, our CEO received over 90% of his total direct compensation in performance-based and/or at-risk vehicles. For our other NEOs, such vehicles, on average, approximated 80% of their total direct compensation.

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NEO COMPENSATION COMPONENTS

BASE SALARIES

The Compensation Committee annually reviews and approves the base salaries of our CEO and our other NEOs. The Compensation Committee approves NEO base salaries after considering several factors, including an NEO’s experience, specific responsibilities, capabilities, individual performance and expected future contributions; our current and expected financial and operational results; and market pay levels and trends to ensure competitiveness. In July 2019, based on an evaluation of these factors, our growth trajectory and our CEO’s recommendations, the Compensation Committee approved base salary increases for each NEO other than our CEO, who last received an increase in 2017, his only base salary increase since 2007.

2019 ANNUAL INCENTIVES

Our CEO’s annual incentive award of $6.08 million was performance-driven, determined pursuant to a formula-based plan typical of several of our peers. As a result, reflecting our performance on the relevant metrics, our CEO’s 2019 annual incentive award was approximately 6% below the prior year’s award.

Our annual incentive program is structured to drive performance within a single fiscal year period. As with our 2016 – 2018 programs, the 2019 program’s formula-driven funding would be determined based on two components: (a) total adjusted pretax income (“API”) performance relative to threshold and target goals set relative to then-expected market and business conditions in 2019; and (b) API performance relative to an asset efficiency measure. API is our total pretax income excluding certain compensation expense and certain inventory-related charges.

We view API as a comprehensive short-term measure of our senior officers’ performance, as it reflects their ability to generate profits by growing revenues, managing expenses and controlling fixed costs. The combination of the API and asset efficiency measures was designed to motivate our senior officers to generate profitable growth in alignment with our strategic goals.

The 2019 target payout opportunities were set at 150% of base salary for our CEO, 120% for our Chief Operating Officer and 100% for the remainder of our NEOs. As outlined in the Grants of Plan-Based Awards During Fiscal Year 2019 table, maximum payouts were limited to a multiple of target. The target and maximum annual incentive opportunities were designed to generate payout levels that, if achieved, would appropriately reward strong performance for 2019, and together with base salary and long-term incentives, provide competitive total direct compensation.

2019 ANNUAL INCENTIVE PROGRAM COMPONENT DETERMINATIONS

With our 2019 API performance, our NEOs became eligible to receive annual incentive payouts under the 2019 program.

API Performance Relative to Goals Component

The Compensation Committee set an API performance target of $385.0 million, an increase over our 2018 target API performance goal of $365.0 million. The 2019 performance target was set at approximately 14% less than our actual 2018 API result, which was a significant 26% year-over-year increase from 2017. The performance target level was primarily determined based on the following: our starting backlog value for 2019 was down 14% year over year; the contributing pronounced housing market slowdown in the latter half of 2018; and the potential impact of both factors on our business and strategies in 2019. We achieved API of $424.3 million in 2019, a 5.7% decrease from our actual 2018 API of $449.9 million. Although our actual 2019 API exceeded the target performance level, payouts were limited under this component of the program to each NEO’s individual target amount.

As explained above and shown in the table below, this performance led to strictly formula-based payouts of 100% of target to our NEOs under the API performance component.

2019 API PERFORMANCE LEVELS AND PAYOUT SUMMARY

	Threshold	Target	Actual Result
API Performance Levels	$288.8 million	$385.0 million	$424.3 million
API Performance Levels Relative to Target	75%	100%	110%
Payout Level Ratios	50%	100%	100%

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Our NEOs could earn annual incentive payouts above their respective individual target payout levels (but limited to each such officer’s respective maximum payout level) only if and to the extent our API performance exceeded a minimum asset efficiency objective, as described below.

API Performance Relative to Asset Efficiency Component

Under this component, two percent of each dollar of API over our minimum asset efficiency objective, and three percent of each dollar of API above the level of 110% of that target, funded an additional annual incentive pool to be allocated among the participating officers. The Compensation Committee set the 2019 minimum asset efficiency objective at a one percent return on inventory for 2019, which was approximately $36.4 million, a 6.4% increase over our 2018 objective for this measure ($34.2 million). With the difference between our API and the minimum asset efficiency objective equal to about $387.9 million, the asset efficiency performance pool was funded at a total level of approximately $7.8 million, approximately $1.0 million lower than the prior year due to the year-over-year reduction in API from $449.9 million to $424.3 million as well as the higher API target level for the 2019 program. As set forth below, the year-over-year reduction in annual incentive payouts to our CEO and our other NEOs based on this component demonstrates our commitment to pay for performance.

The Compensation Committee determined the allocation of the asset efficiency performance pool based on pre-established potential payout ranges (0% — 60% for our CEO; 0% — 15% for our other NEOs) that took into consideration each officer’s 2019 annual incentive payout opportunities at threshold, target and maximum levels; historical relative annual incentive payouts by functional role; and competitive market pay information. In determining allocations of the pool to our NEOs, the Compensation Committee also considered each NEO’s individual performance contributions, which, other than for our CEO, were informed by our CEO’s assessment of their performance, and established a corresponding individual performance factor (“IPF”) within the above-described ranges. The Compensation Committee determined our CEO’s award by also considering the CEO’s leadership of our strategy and his significant contribution to the growth of our business in 2019. The table below summarizes our NEOs’ individual performance contributions.

NEO	2019 NEO Individual Performance Contributions	IPF
Mr. Mezger

Mr. Mezger provided outstanding leadership in driving performance against our primary financial and operating objectives and positioning KB Home for long-term success. Under his direction, we made significant progress on our three-year Returns-Focused Growth Plan in its final year, expanded into several new major markets and produced a one-year TSR (including reinvestment of dividends) of 65% and a three-year TSR of 121%. His strategic guidance also helped set a strong foundation for additional growth of our business in 2020, with our net orders rising 17% year over year and our year-end unit backlog increasing 24%. Mr. Mezger also played a critical strategic role in our industry-leading sustainability efforts, with KB Home winning numerous awards and recognition from the U.S. Environmental Protection Agency as well as other environmental agencies and organizations.

		56.1%
Mr. Kaminski	Mr. Kaminski effectively managed our capital structure, strengthened our balance sheet and helped us generate over $250.0 million of net operating cash. Mr. Kaminski also led the refinancing of $700.0 million in aggregate principal amount of senior notes and the repayment of $280.0 million in aggregate principal amount of senior notes using internally generated cash. In addition, Mr. Kaminski drove the progress we achieved on our financial targets in 2019, which included a 740 basis point improvement in our debt-to-capital ratio to 42.3%.	10.3%
Mr. Mandino

Mr. Mandino provided critical guidance and leadership to support our profitable growth and the continued execution of our core business strategy. He drove the year-over-year expansion of our community count in each quarter of 2019 as well as an increase in our monthly net orders per community, which remains among the highest in our industry. Mr. Mandino also continued to strengthen the customer-centric culture within our operating divisions and directed our efforts to improve customer satisfaction, resulting in a significant year-over-year improvement in our overall customer satisfaction index score and the highest ranking on TrustBuilder®, an independent survey source of customers of many of the nation’s largest homebuilders.

		11.9%
Mr. Praw	Mr. Praw provided excellent leadership over our land investment and asset management functions, strategically managing approximately $1.6 billion of company-wide land-related investments during 2019. Mr. Praw also successfully led our efforts to monetize inactive inventory, reducing our land held for future development or sale to 4% of total inventories, down from approximately 7% at the end of 2018.	8.0%
Mr. Woram	Mr. Woram successfully managed litigation, claims and insurance matters, favorably resolving numerous issues and achieving significant insurance policy recoveries. He also ensured responsive and skillful support of land transactions for our divisions to help drive their growth objectives.	6.7%

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2019 ANNUAL INCENTIVE PROGRAM PAYOUT LEVELS AND ACTUAL PAYOUTS(a)

NEO	API Performance Component Payout	Asset Efficiency Component Payout	Total Payout
Mr. Mezger	$1,725,000	$4,356,611	$6,081,611
Mr. Kaminski	745,000	797,547	1,542,547
Mr. Mandino	924,000	920,247	1,844,247
Mr. Praw	620,000	617,381	1,237,381
Mr. Woram	620,000	522,638	1,142,638
(a)

Annex 2 to this Proxy Statement contains a reconciliation of our pretax income calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) to the non-GAAP financial measure of API.

2020 ANNUAL INCENTIVE PROGRAM

The 2020 annual incentive program will be similar to our 2019 program, including a formula-driven funding structure determined by API and asset efficiency performance measures. The pre-established 2020 annual incentive program’s target performance goal is higher than our 2019 API result and is based on expected market and business conditions for the current year.

LONG-TERM INCENTIVES

In October 2019, for the third consecutive year, the Compensation Committee approved long-term incentive awards to our NEOs consisting solely of PSUs to reinforce the alignment of pay with our performance and stockholder value creation. For the first time in five years, the Compensation Committee approved increases to the grant date fair value of long-term incentive awards to each of our NEOs. This decision was made after the analysis of our peer group’s practices and market data that indicated that several of our NEOs’ award grant values in 2018 were not competitive within our peer group. In order to maintain commensurate pay arrangements intended to reward strong long-term performance and help retain key talent, the following awards were made to our NEOs:

NEO LONG-TERM INCENTIVES GRANTED IN 2019

	PSUs #	PSUs $
Mr. Mezger	151,057	$4,999,987
Mr. Kaminski	42,296	1,399,998
Mr. Mandino	60,423	2,000,001
Mr. Praw	27,190	899,989
Mr. Woram	25,680	850,008

PERFORMANCE-BASED RESTRICTED STOCK UNITS

We have granted PSUs to our executive officers each year since 2012. As with prior PSU grants, the PSUs granted in 2019 are designed to focus our executive officers on achieving important long-term financial objectives over a three-year period. The 2019 PSU measures described below are a combination of absolute and relative metrics that should generate positive outcomes for our business, and, if achieved, are expected to be strong drivers of stockholder value creation.

PSU Measures	Weight	Purpose
■ Cumulative Adjusted Earnings Per Share (“AEPS”)	40%	Measures profitability trajectory over the period
■ Average Adjusted Return on Invested Capital (“AROIC”)	35%	Measures profitability relative to capital deployed
■ Revenue Growth Rank Versus Peers	25%	Measures top-line growth relative to peers

The 2019 PSU amounts shown in the table above reflect a target award of shares of our common stock and their grant date fair value. Each 2019 PSU entitles a recipient to a grant of 0% to 200% of his target award depending on our performance relative to the above-noted performance measures over the three-year period of December 1, 2019 to November 30, 2022. The AEPS and AROIC measures’ performance will be determined on a tax-effected basis that excludes only pre-specified categories of compensation expense; certain inventory-related charges; and other

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extraordinary items approved by the Compensation Committee. Upon vesting, each 2019 PSU recipient is entitled to receive a proportionate amount of credited cash dividends that are paid in respect of one share of our common stock with a record date between the grant date and the date the Compensation Committee determines the applicable performance achievements, if any. Except for death, disability or certain retirement circumstances, a recipient will forfeit any rights to a 2019 PSU payout if the recipient terminates service before the date the Compensation Committee determines the applicable performance achievements.

The following tables present our goals with respect to the 2017 – 2019 PSU performance measures. As shown below, the goals for both the AEPS and AROIC measures have increased year over year at each performance level, with more significant increases in 2018 and 2019, reflecting the consistent improvement in our performance in the prior-year periods and stockholder feedback.

Performance Measure	PSU Grant Year	Threshold Goal	Target Goal	Maximum Goal
AEPS	2017	$4.13	$5.16	$6.19
	2018	$6.60	$8.25	$9.90
	2019	$7.06	$8.82	$10.58
AROIC	2017	3.3%	3.8%	4.6%
	2018	3.8%	4.8%	5.8%
	2019	4.8%	6.0%	7.2%

The relative revenue growth performance ranking scale shown below applies to the 2016 – 2017 PSU grants.

Relative Revenue Growth (2016 – 2017 PSUs)	Performance (Rank)	Target Award Multiplier
(Adjustments to ranking levels and multipliers will be made if there are changes in the peer group composition over time, per the terms of the PSUs)	1 or 2	200%
	3	178%
	4	156%
	5	134%
	6	113%
	7	90%
	8	67%
	9	44%
	10	21%
	11 or 12	0%

For our 2018 and 2019 PSU grants, we adopted a percentile rank approach to determine the target award multiplier for the relative revenue growth measure as outlined in the table below.

Relative Revenue Growth (2018 – 2019 PSUs)	Performance (Rank)	Target Award Multiplier
	75th Percentile or above	200%
	Between 50th and 75th Percentile	Interpolate between 100% — 200%
	50th Percentile (Median)	100%
	Between 25th and 50th Percentile	Interpolate between 25% — 100%
	25th Percentile	25%
	Below 25th Percentile	0%

As with our annual incentive program, the Compensation Committee intends the threshold performance levels outlined above to be reasonably achievable, yet uncertain to be met under expected market and business conditions at the time of grant. Target performance levels are designed to require significant management effort to achieve, and maximum performance levels are designed to be measurably more difficult to achieve than target performance levels. Each of these performance levels directly scale to threshold, target and maximum payout opportunities. As vesting for the PSUs granted in 2017 – 2019 will not be determined until after their respective performance periods end, we cannot predict the extent to which any shares under these awards will ultimately vest.

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2016 PSU AWARDS

The PSUs granted to our executive officers in 2016 entitled recipients to a grant of 0% to 200% of a target award of shares of our common stock based on our AEPS performance, AROIC performance, and relative revenue growth performance (with the respective rankings and multipliers as shown in the above table) over the three-year period of December 1, 2016 to November 30, 2019. The applicable AEPS and AROIC performance measures and goals are set forth below.

2016 PSU Performance Measure	2016 PSU Performance Goals	2016 PSU Target Award Multiplier
AEPS	$4.77 and above	200%
	$3.64	100%
	$3.00	50%
	Below $3.00	0%
AROIC	4.4% and above	200%
	3.6%	100%
	3.1%	50%
	Below 3.1%	0%

2016 PSU AWARD DETERMINATIONS

Performance Measure	Average Annual Performance	Aggregate Total Performance	Target Award Multiplier
AEPS (50% weight)	N/A	$8.01*	200%
AROIC (20% weight)	6.2%*	N/A	200%
Relative Revenue Growth (30% weight)	N/A	9th	44%
Weighted Cumulative Multiplier			153%
*

Annex 2 to this Proxy Statement contains a reconciliation of our net income and diluted earnings per share calculated in accordance with GAAP to the non-GAAP financial measures of adjusted net income and adjusted earnings per share used in computing AEPS and AROIC.

The cumulative AEPS performance result for the 2016 PSUs exceeded the challenging $4.77 maximum goal level set at the time of grant and reflected our emphasis on and success at growing our adjusted earnings per share by 106% over a three-year period amid a generally healthy housing market. Strong, consistent profitability and cumulative net income of approximately $620.0 million as well as our substantial reduction of nearly $900.0 million in notes payable over this period contributed to a significant increase in our adjusted return on invested capital over the same three-year span, exceeding our maximum goal for this measure. The relative revenue growth performance for the 2016 PSUs reflected our 27% revenue growth over the applicable period, a result that placed us ninth within the peer group. Our ranking in the above table reflects our position at the end of the performance period among the applicable peer group, consistent with the 2016 PSUs’ terms and based on the relative revenue growth performance rank-to-target award multiplier table. All of these outcomes were uncertain at the time the 2016 PSUs were granted, and the Compensation Committee determined that they required significant management effort to achieve and sustain through the entirety of the performance period.

On February 20, 2020, the Compensation Committee certified the performance we achieved for the period ended November 30, 2019 and approved share grants with respect to the 2016 PSUs as set forth in the table below. Mr. Mandino was not a participant in the 2016 PSU program because he was not an eligible executive officer at the time the 2016 PSUs were granted.

2016 PSU AWARDS

NEO	Target Award(#)	Actual Award(#)
Mr. Mezger	148,057	226,527
Mr. Kaminski	18,507	28,316
Mr. Praw	12,724	19,468
Mr. Woram	11,952	18,287

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EXECUTIVE COMPENSATION DECISION-MAKING PROCESS AND POLICIES

The Compensation Committee oversees the decision-making process for our executive compensation and benefits policies and programs. In making executive compensation decisions, the Compensation Committee considers a variety of factors and data, most importantly our performance and individual executives’ performance, and the totality of compensation that may be paid. Among the data the Compensation Committee considers are financial and operational performance metrics for us, including comparisons to prior years’ performance and our current business plans and to our peer group; surveys and forecasts of comparative general industry and peer group compensation and benefits practices; and, at least annually, management-prepared tally sheets for senior executives with up to six years of compensation data.

ROLE OF OUR MANAGEMENT AND COMPENSATION CONSULTANTS

Our CEO, senior human resources and legal department executives, and FWC provide information and recommendations to assist the Compensation Committee’s decision-making, and also advise on compliance and disclosure requirements. FWC, which the Compensation Committee directly retains, attends Compensation Committee meetings as needed. To maintain its independence and avoid any conflicts of interest, FWC may not work directly for our management unless the Compensation Committee pre-approves the work, including fees. During 2019, FWC did not provide any services that would have required such pre-approval. Based on its consideration of factors under New York Stock Exchange (“NYSE”) listing standards, the Compensation Committee determined that FWC’s work did not raise any conflicts of interest, and therefore considered FWC to be independent.

PEER GROUP

Our peer group is composed solely of public companies that, like us, are engaged in high production homebuilding as their primary business. We compete with all of these companies for both homebuyers and management talent. The competition with these companies for human resources reflects our, and their, need to attract and retain high caliber management and other personnel with strong high production homebuilding expertise and experience to execute business activities nationally as well as in specific local markets. Therefore, a principal focus in designing our compensation and benefits programs is to meet this critical competitive need. The Compensation Committee, in consultation with FWC and our management, periodically reviews and considers changes to our peer group. The Compensation Committee principally considers the competitive factors described above, as well as relative total revenues and market capitalization among the peer group companies. The Compensation Committee, which considers the composition of our peer group at least annually, last adjusted the group’s members, which are shown below, during 2016. As of their most recently filed proxy statements before the date of this Proxy Statement, each member of our peer group included us in its own peer group.

OUR PEER GROUP

■ Beazer Homes USA, Inc. ■ Lennar Corporation ■ NVR, Inc. ■ Toll Brothers, Inc.	■ D.R. Horton, Inc. ■ M.D.C. Holdings, Inc. ■ PulteGroup, Inc. ■ TRI Pointe Group, Inc.	■ Hovnanian Enterprises, Inc. ■ Meritage Homes Corporation ■ Taylor Morrison Home Corporation

As of December 31, 2019, the reported total revenues (on a trailing 12-month basis) of the companies in our peer group were within a range of approximately 0.4 to 4.9 times our total revenues, and our total revenues of $4.55 billion approximated the median of the peer group of $4.66 billion. Also, as of December 31, 2019, the market capitalization of our peer group was within a range of approximately 0.04 to 6.3 times our market capitalization, and our market capitalization of $3.07 billion exceeded the median of the peer group of $2.73 billion.

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EQUITY STOCK OWNERSHIP POLICY

Our longstanding executive stock ownership policy is intended to encourage, and has encouraged, our executives to increase their ownership of our common stock over time and to align their interests with our stockholders’ interests. Under the policy, designated senior executives are expected to achieve specific levels of common stock ownership within five years of joining us or being promoted to a position with a higher ownership guideline and, once achieved, maintain such ownership throughout their employment with us. The targeted common stock ownership levels for our NEOs are as follows:

Executive	Ownership Guideline
Mr. Mezger	6.0 times base salary
Mr. Mandino	3.0 times base salary
Messrs. Kaminski, Praw and Woram	2.0 times base salary

Common stock ownership includes shares directly owned by the NEO, and shares are valued at the greater of the most recent closing price on a valuation date and the closing price on the date shares are acquired. Designated executives are required to hold all vested net (after-tax) shares of time-vesting and performance-vesting restricted stock and up to 100% of net shares acquired through stock option exercises until their applicable stock ownership guideline is met, absent a hardship or other qualified exception. Each of our NEOs is in compliance with the requirements of the policy.

PROHIBITION ON HEDGING/PLEDGING OF OUR SECURITIES

To further align their interests with those of our stockholders, our employees and non-employee directors cannot engage in short sales of our securities and cannot buy or sell puts, calls or any other financial instruments that are designed to hedge or offset decreases or increases in the value of our securities (including derivatives, prepaid variable forward contracts, equity swaps, collars and exchange funds). They also cannot hold our securities in a margin account or otherwise pledge our securities as collateral for any loan.

EQUITY-BASED AWARD GRANT POLICY

Our equity-based award grant policy governs the timing and establishes certain internal controls over the grant of equity-based awards, including stock options, restricted stock and PSUs. The policy requires that the Compensation Committee (or the Board) approve all grants of equity-based awards and their terms, and does not permit delegation of this authority to our management. Per the policy, the exercise or grant price of any relevant equity-based award cannot be less than the closing price of our common stock on the grant date.

CLAW-BACK POLICY

The Board adopted a policy in 2018 to recoup compensation if our financial statements must be restated due to an executive officer’s intentional misconduct or grossly negligent conduct. Under the policy, the Board (or a designated committee) can, to the extent permitted by applicable law (including California law), require an officer to reimburse or forfeit to us the excess bonus or incentive compensation (whether cash- or equity-based) such officer received during the three fiscal years preceding the year the restatement is determined to be required relative to an applicable restated performance measure or target. In addition, our CEO must repay certain bonus and incentive- or equity-based compensation he receives if we are required to restate our financial statements as a result of his misconduct consistent with Section 304 of the Sarbanes-Oxley Act of 2002. We will also recoup incentive-based compensation from our NEOs to the extent required under the Dodd-Frank Act and any rules issued under that Act.

TAX IMPLICATIONS OF OUR EXECUTIVE COMPENSATION PROGRAM

In past years, we have generally designed our incentive compensation plans in order to maintain federal tax deductibility for executive compensation under Section 162(m) of the Internal Revenue Code (“Code”), and the Compensation Committee considered the potential Section 162(m) impact when approving the compensation

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paid to our NEOs. Prior to the Tax Cuts and Jobs Act of 2017 (“TCJA”), Section 162(m) generally disallowed a tax deduction for compensation over $1.0 million paid to certain executive officers unless it qualified as performance-based compensation. The TCJA effectively repealed the exemption for performance-based compensation with respect to tax years beginning after December 31, 2017, other than for arrangements in place on November 2, 2017 that are not later modified in any material respect. As such, with respect to our 2019 and 2020 fiscal years, we will not be able to deduct compensation above $1.0 million awarded to certain of our executive officers. While we intend for our PSU grants made prior to November 2, 2017 to qualify for deductibility under Section 162(m), we cannot guarantee that any compensation intended to be deductible under Section 162(m) will qualify as such. In addition, the Compensation Committee will approve compensation that may not be deductible under Section 162(m) where it believes it is in our and our stockholders’ best interests to do so.

INDEMNIFICATION AGREEMENTS

We have entered into agreements with each NEO and certain other senior executives that provide them with indemnification and advancement of expenses to supplement what our Certificate of Incorporation and insurance policies provide, subject to certain limitations.

SEVERANCE, CHANGE IN CONTROL AND POST-TERMINATION ARRANGEMENTS

SEVERANCE ARRANGEMENTS

Mr. Mezger’s Employment Agreement and our Executive Severance Plan, in which all of our NEOs participate, provide certain severance benefits, as discussed under “Potential Payments Upon Termination of Employment or Change in Control.” In considering our stockholders’ approval of an advisory proposal, in 2008 we adopted a policy under which we will obtain stockholder approval before paying severance benefits to an executive officer under a future severance arrangement in excess of 2.99 times the sum of the executive officer’s then-current base salary and target bonus. Future severance arrangements do not include arrangements existing when we adopted the policy or that we assume or acquire unless, in each case, any such arrangement is changed in a manner that materially increases its severance benefits.

CHANGE IN CONTROL ARRANGEMENTS

Since 2001, we have maintained without modification the terms of a Change in Control Severance Plan (“CIC Plan”) that provides participants with certain benefits, as discussed under “Potential Payments Upon Termination of Employment or Change in Control.” The CIC Plan is intended to enable and encourage our management to focus its attention on obtaining the best possible result for our stockholders in a change in control, to promote management continuity, and to provide income protection if there is an involuntary loss of employment. All unvested employee equity awards require double-trigger vesting in a change in control.

DEATH BENEFITS

Our Death Benefit Only Plan, in which Messrs. Mezger and Praw participate, provides a $1.0 million death benefit to a participant’s designated beneficiary (plus an additional tax restoration amount sufficient to pay taxes on the benefit and the additional amount). We closed the plan to new participants beginning in 2006. Only term life insurance, with a $750,000 benefit level, has been made available to incoming eligible executives, including Messrs. Kaminski, Mandino and Woram. We also maintain a $400,000 life insurance death benefit for designated beneficiaries of Mr. Mezger.

OTHER BENEFITS

The majority of our health and welfare benefits are made available to all full-time employees, including our NEOs. During 2019, as in prior years, our NEOs were eligible to participate in a supplemental plan that reimburses them for qualified out-of-pocket expenses that exceed amounts payable under our standard medical, dental and vision plans. Certain of our NEOs, and other employees, also participate in our unfunded nonqualified Deferred Compensation Plan (“DCP”). These market-competitive benefits are offered to attract and retain key executive talent.

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RETIREMENT PROGRAMS

The 401(k) Plan, a qualified defined contribution plan, is the only post-employment benefit program we offer to all full-time employees. We provide a dollar-for-dollar match of 401(k) Plan and DCP contributions on up to an aggregate of 6% of a participant’s base salary. Matching contributions generally vest after five years of service.

The DCP allows participants to make pretax contributions of up to 75% of their base salary and 75% of their annual incentive compensation, and to select from one or more investment options in which their deferred compensation is deemed to be invested. As we do not provide a guaranteed rate of return under the DCP, a participant’s credited earnings depend on their investment elections. Deferred amounts together with any credited investment returns under the DCP are paid out to participants in a lump sum or in installments, commencing either at a participant-specified date during employment or upon termination of employment, subject to certain limitations. NEO deferrals under the DCP are shown in the Non-Qualified Deferred Compensation During Fiscal Year 2019 table.

We also maintain a supplemental non-qualified, unfunded retirement plan (“Retirement Plan”) for certain executives, including Mr. Mezger, whose participation is shown in the Pension Benefits During Fiscal Year 2019 table. The Retirement Plan, closed to new participants since 2004 with no additional benefit accruals to participants (other than the same cost-of-living adjustments applied to federal social security benefits), provides each participant with specific annual payments for 20 years that begin upon the later of reaching age 55, the tenth anniversary of a participation commencement date or the termination of employment with us. Mr. Mezger’s original annual benefit amount under the Retirement Plan was $450,000. The change in our CEO’s pension value shown in the Summary Compensation Table for 2019 is a required reporting item and represents only the actuarial increase in our CEO’s Retirement Plan benefits based on interest rate fluctuations. It does not reflect any new plan benefits, cash or other compensation granted to or received by our CEO in 2019.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed the above “Compensation Discussion and Analysis” with KB Home management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Management Development and Compensation Committee

Kenneth M. Jastrow, II, Chair
Timothy W. Finchem
Robert L. Johnson
Melissa Lora
James C. Weaver

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
Jeffrey T. Mezger Chairman, President and Chief Executive Officer	2019	$1,150,000	$—	$4,999,987	$—	$6,081,611	$1,060,833	$78,945	$13,371,376
	2018	1,150,000	—	4,000,005	—	6,443,082	—	79,810	11,672,897
	2017	1,062,500	—	3,999,994	—	4,378,425	428,586	75,008	9,944,513
Jeff J. Kaminski Executive Vice President and Chief Financial Officer	2019	733,333	—	1,399,998	—	1,542,547	—	58,920	3,734,798
	2018	710,417	—	1,200,006	—	1,634,658	—	58,242	3,603,323
	2017	688,333	—	1,200,003	—	1,473,366	—	56,048	3,417,750
Mathew W. Mandino Executive Vice President and Chief Operating Officer	2019	758,333	—	2,000,001	—	2,236,440	—	118,420	5,113,194
	2018	580,000	—	1,750,002	—	2,216,001	—	491,976	5,037,979
Albert Z. Praw Executive Vice President, Real Estate and Business Development	2019	611,250	—	899,989	—	1,237,381	—	51,274	2,799,894
	2018	593,333	—	825,006	—	1,310,557	—	50,644	2,779,540
	2017	573,333	—	824,993	—	1,169,946	—	48,740	2,617,012
Brian J. Woram Executive Vice President and General Counsel	2019	611,250	—	850,008	—	1,142,638	—	51,260	2,655,156
	2018	593,333	—	775,010	—	1,209,958	—	51,567	2,629,868
	2017	576,250	—	774,995	—	1,169,946	—	49,518	2,570,709
(a)

Salary. As discussed under “Base Salaries,” except for Mr. Mezger, NEO annual base salary levels were increased in July 2019 to the following amounts: Mr. Kaminski $745,000; Mr. Mandino $770,000; Mr. Praw $620,000; and Mr. Woram $620,000. Mr. Mezger’s salary was increased to $1,150,000 on July 1, 2017. Mr. Mandino’s base salary was set at $750,000 on June 1, 2018 in conjunction with his appointment to his present position.

(b)

Stock Awards and Option Awards. These amounts represent the aggregate grant date fair value of stock awards (consisting of only PSUs) computed as described in Note 20 — Employee Benefit and Stock Plans in the Notes to the Consolidated Financial Statements in our Annual Report, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. They do not represent realized compensation. The 2019 stock awards represent the grant date fair value of the probable award of shares of our common stock underlying the PSUs granted. The grant date fair value of the PSUs if maximum performance is achieved is as follows: Mr. Mezger $9,999,973; Mr. Kaminski $2,799,995; Mr. Mandino $4,000,003; Mr. Praw $1,799,978; and Mr. Woram $1,700,016.

(c)

Non-Equity Incentive Plan Compensation. For Mr. Mandino, the amounts reflect the sum of his annual incentives, and payouts of performance cash awards of $392,193 in 2019 and $261,625 in 2018, granted to him prior to his promotion to Chief Operating Officer in 2018. For all other NEOs, the amounts reflect only their annual incentive payouts.

(d)

Change in Pension Value and Nonqualified Deferred Compensation Earnings. These amounts (as applicable) reflect the increase in the actuarial present value of accumulated benefits under our Retirement Plan. These changes are tied to interest rate fluctuations and do not reflect any cash or other compensation received by Mr. Mezger. The amounts attributed to the change in actuarial present value in 2019, 2018 and 2017 were $1,060,833, $(516,726) and $428,586, respectively.

(e)

All Other Compensation. The amounts shown consist of minimal incremental costs associated with spousal travel expenses in connection with a business-related event for each NEO and the following items:

■

401(k) Plan and DCP Matching Contributions. The respective aggregate 2019, 2018 and 2017 401(k) Plan and DCP matching contributions we made to our NEOs were as follows: Mr. Mezger $62,800, $62,500 and $58,700; Mr. Kaminski $44,000, $42,625 and $41,300; Mr. Mandino $16,800, and $15,883; Mr. Praw $36,675, $35,600 and $34,400; and Mr. Woram $36,675, $35,600 and $34,575.

■

Premium Payments. The respective aggregate premiums we paid for our NEOs in 2019, 2018 and 2017 for a supplemental medical expense reimbursement plan and life insurance policies, as described under “Other Benefits,” were as follows: Mr. Mezger $14,652, $14,651 and $14,742; Mr. Kaminski $13,152, $13,101 and $13,182; Mr. Mandino $13,092 and $13,091; Mr. Praw $12,684, $12,683 and $12,774; and Mr. Woram $13,092, $13,091 and $13,182.

■

Relocation Assistance. In our 2019 fiscal year, Mr. Mandino received $86,754 in relocation-related payments or reimbursements to cover various moving expenses, temporary housing and any personal tax liability associated therewith in connection with his promotion to Chief Operating Officer and move from Colorado to California. In our 2018 fiscal year, Mr. Mandino received $460,441 in such payments or reimbursements.

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GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2019

Name	Grant Date(a)	Type of Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(b)			Estimated Possible Payouts Under Equity Incentive Plan Awards(c)			Grant Date Fair Value of Stock and Option Awards ($)(d)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Mezger	2/14/2019	Annual Incentive	$862,500	$1,725,000	$6,900,000
	10/3/2019	PSUs				66,087	151,057	302,114	$4,999,987
Mr. Kaminski	2/14/2019	Annual Incentive	372,500	745,000	2,235,000
	10/3/2019	PSUs				18,505	42,296	84,592	1,399,998
Mr. Mandino	2/14/2019	Annual Incentive	462,000	924,000	2,772,000
	10/3/2019	PSUs				26,435	60,423	120,846	2,000,001
Mr. Praw	2/14/2019	Annual Incentive	310,000	620,000	1,860,000
	10/3/2019	PSUs				11,896	27,190	54,380	899,989
Mr. Woram	2/14/2019	Annual Incentive	310,000	620,000	1,240,000
	10/3/2019	PSUs				11,234	25,680	51,360	850,008
(a)

Grant Date. The date the Compensation Committee approved each award.

(b)

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards. The 2019 target payouts were set at 150% of base salary for our CEO and at 100% — 120% of base salary for each of our other NEOs. Maximum payouts were limited to a multiple of target, with our CEO at four times, each of our Chief Financial Officer, Chief Operating Officer and EVP, Real Estate and Business Development at three times, and our EVP and General Counsel at two times. “Threshold” represents the lowest possible payout if threshold performance is achieved for each performance measure. The performance measures are described under “2019 Annual Incentives.”

(c)

Estimated Possible Payouts Under Equity Incentive Plan Awards. If there is a payout of the PSUs, “Threshold” represents the lowest possible payout if threshold performance is achieved for each performance measure, and “Maximum” reflects the highest possible payout (200% of the target award of shares granted). The performance measures are described under “Performance-Based Restricted Stock Units.” If threshold performance is not achieved on all three measures, the NEOs will not receive any payout of the PSUs.

(d)

Grant Date Fair Value of Stock and Option Awards. The grant date fair value for each award is computed as described in footnote (b) to the Summary Compensation Table. The 2019 stock awards represent the grant date fair value of the probable award of shares of our common stock underlying the PSUs granted as of the grant date.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

Name	Grant Date	Option Awards			Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Mr. Mezger	10/7/2010(a)	224,951	$11.06	10/7/2020
	10/6/2011	335,000	6.32	10/6/2021
	10/6/2011	365,000	6.32	10/6/2021
	10/10/2013	150,000	16.63	10/10/2023
	10/9/2014	520,300	14.62	10/9/2024
	10/8/2015	333,000	14.92	10/8/2025
	10/6/2016	274,952	16.21	10/6/2026
	10/6/2016				226,527	$7,833,304
	10/5/2017						156,006	$5,394,687
	10/4/2018						173,536	6,000,875
	10/3/2019						151,057	5,223,551
Mr. Kaminski	10/10/2013	50,000	16.63	10/10/2023
	10/9/2014	108,396	14.62	10/9/2024
	10/8/2015	115,000	14.92	10/8/2025
	10/6/2016	82,486	16.21	10/6/2026
	10/6/2016				28,316	979,167
	10/5/2017						46,802	1,618,413
	10/4/2018						52,061	1,800,269
	10/3/2019						42,296	1,462,596
Mr. Mandino	1/26/2012	15,000	9.70	1/26/2022
	10/10/2013	8,000	16.63	10/10/2023
	10/9/2014	14,781	14.62	10/9/2024
	10/8/2015	14,000	14.92	10/8/2025
	10/6/2016	23,199	16.21	10/6/2026
	10/5/2017				2,925	101,147
	10/4/2018						75,922	2,625,383
	10/3/2019						60,423	2,089,427
Mr. Praw	10/6/2016	18,903	16.21	10/6/2026
	10/6/2016				19,468	673,203
	10/5/2017						32,176	1,112,646
	10/4/2018						35,792	1,237,687
	10/3/2019						27,190	940,230

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Name	Grant Date	Option Awards			Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(d)
Mr. Woram	10/10/2013	39,000	$16.63	10/10/2023
	10/9/2014	76,370	14.62	10/9/2024
	10/8/2015	80,000	14.92	10/8/2025
	10/6/2016	53,272	16.21	10/6/2026
	10/6/2016				18,287	$632,364
	10/5/2017						30,226	$1,045,215
	10/4/2018						33,623	1,162,683
	10/3/2019						25,680	888,014
(a)

On January 28, 2020, Mr. Mezger exercised all remaining 224,951 stock options granted to him on October 7, 2010.

(b)

Number of Shares or Units of Stock That Have Not Vested. Except for Mr. Mandino, the numbers and values reflect the shares of our common stock the Compensation Committee approved for grant on February 20, 2020 pursuant to the 2016 PSUs based on our performance through the performance period, as described under “2016 PSU Awards.” Upon the shares being approved for grant to the recipients, the earned 2016 PSU-related shares became fully vested, with no restrictions on transferability or otherwise. For Mr. Mandino, the number and value shown reflects the final third of the restricted stock award granted to him on October 5, 2017, which vests in three equal annual installments, subject to his being employed through each vesting date.

(c)

Market Value of Shares or Units of Stock That Have Not Vested. The market value shown is based on the closing price of our common stock on November 30, 2019, which was $34.58.

(d)

Equity Incentive Plan Awards: Number and Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested. The awards shown are the PSUs granted to our NEOs in 2017, 2018 and 2019, reflecting target award amounts as of November 30, 2019 and the closing price of our common stock on November 30, 2019, which was $34.58. These PSUs will vest based on our achievement of certain performance measures over an applicable three-year performance period and subject to the recipients being employed through the date that the Compensation Committee determines the number of shares that were earned pursuant to the PSUs.

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OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2019

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting ($)(c)
Mr. Mezger	764,307	$11,787,248	226,527	$9,193,598
Mr. Kaminski	—	—	36,953	1,465,146
Mr. Mandino	—	—	4,776	174,706
Mr. Praw	233,176	2,422,750	25,406	1,007,321
Mr. Woram	251,000	5,453,531	23,865	946,221
(a)

The value realized on exercise is the difference between the closing price of our common stock at exercise and the exercise price of each award.

(b)

The shares reported are the total number of shares each NEO acquired upon the following vesting events with respect to 2019:

Name	2016 PSUs		Restricted Stock		Restricted Stock		Total Shares
	Granted on October 6, 2016	Vested on February 20, 2020	Granted on October 6, 2016	Vested on October 25, 2019	Granted on October 5, 2017	Vested on October 25, 2019
Mr. Mezger	148,057	226,527	—	—	—	—	226,527
Mr. Kaminski	18,507	28,316	25,910	8,637	—	—	36,953
Mr. Mandino	—	—	5,552	1,851	8,775	2,925	4,776
Mr. Praw	12,724	19,468	17,813	5,938	—	—	25,406
Mr. Woram	11,952	18,287	16,733	5,578	—	—	23,865

(c)

The amount shown is the total gross dollar value realized upon the vesting of the restricted stock and PSUs, based on the closing price of our common stock on the vesting dates, and the applicable Dividend Equivalents paid on the earned PSUs.

PENSION BENEFITS DURING FISCAL YEAR 2019

Name*	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Mr. Mezger	Retirement Plan	26	$11,134,966	$—
(a)

Number of Years of Credited Service. This is as of the valuation date. As of November 30, 2019, Mr. Mezger is fully vested in his Retirement Plan benefit.

(b)

Present Value of Accumulated Benefit. This amount represents the actuarial present value of the total retirement benefit that would be payable to Mr. Mezger under the Retirement Plan as of November 30, 2019. The payment of Retirement Plan benefits is described under “Retirement Programs.” The following key actuarial assumptions and methodologies were used to calculate this present value: the base benefit is assumed to begin as of the earliest possible date (generally the later of age 55 or the tenth anniversary of the commencement of participation); the base benefit is adjusted by past and future cost of living adjustments including a 1.6% increase for fiscal year ending November 30, 2020 and an assumed 2.0% increase thereafter, until the last benefits are paid. The discount rate used to calculate the present value of the accumulated benefit shown in table was 2.72%. Mr. Mezger is entitled to receive a lump sum payment of the actuarial value (as specified under the Retirement Plan) of his plan benefits in the event of a change in control or death. If any such event occurred on November 30, 2019, the payment to Mr. Mezger would be $12,003,981, using a 1.94% Applicable Federal Rate discount rate, as specified under the Retirement Plan.

*

Messrs. Kaminski, Mandino, Praw and Woram are not participants in the Retirement Plan, as the plan was open for a limited period and closed to new participants in 2004.

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NON-QUALIFIED DEFERRED COMPENSATION DURING FISCAL YEAR 2019

Name	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(d)
Mr. Mezger	$46,000	$46,000	$340,549	$—	$2,737,896
Mr. Kaminski	44,000	27,200	65,118	—	611,940
Mr. Mandino	—	—	—	—	—
Mr. Praw	36,675	19,875	58,380	—	455,960
Mr. Woram	36,675	19,875	73,232	—	650,807
(a)

Executive Contributions in Last Fiscal Year. These amounts reflect compensation the NEOs earned in 2019 that they have voluntarily deferred. The amounts are included in the Summary Compensation Table.

(b)

Registrant Contributions in Last Fiscal Year. These amounts are matching contributions we made to the NEOs’ voluntary contributions to our DCP and are included in the Summary Compensation Table. The DCP is discussed under “Retirement Programs.”

(c)

Aggregate Earnings in Last Fiscal Year. These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.

(d)

Aggregate Balance at Last Fiscal Year End. These amounts reflect compensation the NEOs earned in 2019 or in prior years, but which they voluntarily elected to defer receipt, adjusted for changes in the value of their investments and distributions, if any. All the NEOs are fully vested in their respective balances. A portion of these amounts was previously reported as deferred compensation in the Summary Compensation Tables in our proxy statements for our 2017 and 2018 annual meetings.

CEO PAY RATIO

For our fiscal year ending November 30, 2019, our last completed fiscal year:

■

The annual total compensation of our median employee (excluding Mr. Mezger) calculated per SEC rules in a manner consistent with that used to determine our NEOs’ total compensation as reflected in the Summary Compensation Table was $99,397.

■

Mr. Mezger’s annual total compensation, as reported in the Total column of the 2019 Summary Compensation Table, was $13,371,376.

■

Based on this information, the ratio of Mr. Mezger’s annual total compensation to that of our identified median employee is 135 to 1.

In determining the ratio, we began by using the same median employee identified for purposes of calculating the ratio included in our 2019 proxy statement because there have not been changes in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. The median employee initially was identified based on W-2 compensation (for fiscal 2018) for all employees (other than the CEO) as of November 30, 2018. As of that date, we had approximately 2,016 full-time and part-time employees. We excluded from the calculation two employees on extended leaves of absence who did not work during the period.

Because the SEC’s rules governing the identification of the median compensated employee and the pay ratio calculation based on that compensation allow companies to use a variety of methodologies, to apply certain exclusions and to make estimates and assumptions for their particular circumstances, the pay ratio reported by other companies — including those in our peer group — may not be comparable to the foregoing pay ratio. For instance, other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Based on the terms of certain of our employee benefit plans — primarily our Executive Severance Plan and our CIC Plan — our NEOs are entitled to certain payments and other benefits if their employment is terminated under certain circumstances and/or if we experience a change in control. Mr. Mezger is also entitled to certain payments and other benefits in such circumstances under the terms of his Employment Agreement. Per Section 409A of the Code, certain payments to our NEOs would not commence for six months following a termination of employment.

TERMINATION OF EMPLOYMENT

If we terminate Mr. Mezger without cause or he resigns for good reason (each as defined in his Employment Agreement), or if we terminate any of the other NEOs without cause (as defined in the Executive Severance Plan), each is entitled to receive a cash severance payment equal to a multiple of base salary and average bonus. For Mr. Mezger, the severance amount is 2.0 times the sum of his annual salary plus average annual bonus earned for the prior three years, with the total payment capped at $6.0 million. Under certain circumstances, Mr. Mezger would also receive a prorated bonus for the year in which his employment terminates. For Messrs. Kaminski, Mandino, Praw and Woram, the severance amount is 2.0 times the sum of their respective annual base salary in effect at the time of termination and average bonus. The applicable average bonus is the lesser of (a) the average of the annual cash bonuses, if any, paid to them for the three most recent completed fiscal years prior to termination; or (b) 3.0 times their annual base salary. In addition to a severance payment, each NEO is entitled to a continuation of health coverage for up to two years. In each case, the foregoing benefits are subject to an affected NEO’s executing a release and post-termination non-solicitation (for two years), non-disparagement and confidentiality obligations.

For equity awards granted to Mr. Mezger on and after the effective date of his Employment Agreement, he is entitled to (a) two years of additional service credited to compute equity vesting plus full vesting for any equity issued to him in lieu of cash bonuses; (b) the earlier of 36 months and the original term duration of each equity grant to exercise any such outstanding equity; and (c) performance shares paid as if the performance period closed on the termination date if the performance period would otherwise close in the next 24 months. Outstanding equity awards granted to Mr. Mezger before the effective date of the Employment Agreement are governed by their respective terms and conditions with respect to his termination of employment.

CHANGE IN CONTROL

If Mr. Mezger’s employment is terminated without cause or he resigns for good reason in connection with a change in control (generally, per his Employment Agreement, during the period starting three months before and ending 12 months after a change in control), he is entitled to (a) a severance payment as described above, except the applicable multiple is 3.0 times rather than 2.0 times and the total payment is capped at $12.0 million; and under certain circumstances, a prorated bonus for the year in which his employment terminates; (b) a continuation of health coverage for up to two years; (c) full vesting and lump sum cash payment of deferred compensation, retirement or other employee benefits per the relevant arrangements, provided that lump sum payments subject to Section 409A of the Code are permitted only as provided by the specific terms of those arrangements; and (d) an additional amount to compensate for any excise taxes under Section 280G of the Code (“Section 280G”). Mr. Mezger’s change in control benefits are subject to the same conditions described under “Termination of Employment”.

If a change of control occurs, each of our other NEOs is entitled to receive, subject to executing a release and if in the 18-month period following a change in control his employment is terminated other than for cause or disability, or he terminates his employment for good reason (in each case, as defined in the CIC Plan), a severance benefit of 2.0 times the sum of his average base salary and average actual annual cash bonus for the three fiscal years prior to the year in which the change in control occurs. While Mr. Mezger is a participant in the CIC Plan, he is entitled only to CIC Plan benefits that do not duplicate his Employment Agreement benefits in a change in control, and his total severance benefit under the CIC Plan is capped at $12.0 million.

Per the terms of each recipient’s award agreement, the vesting of our NEOs’ outstanding equity awards will not accelerate upon a change in control unless the recipient is terminated without cause or resigns for good reason within 18 months of the change in control event. Generally, if such a termination occurs (a) within one year of the award’s performance period, the recipient will receive a target payout of the award; (b) after the first year of the award’s performance period, the recipient will receive a payout of

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the award determined using prorated calculations of the applicable performance measures; and (c) before the award’s performance period begins, the recipient will receive no payout of the award.

In addition, under the CIC Plan, only Mr. Mezger and five other senior executives can potentially receive an additional tax restoration amount to compensate for any excise taxes imposed on them under Section 280G and for any taxes on the additional amount. Pursuant to a Board policy, since April 7, 2011, we have not extended this tax restoration benefit to any other officer or employee, including all the other NEOs, even though they are CIC Plan participants.

OTHER CHANGE IN CONTROL AND EMPLOYMENT TERMINATION PROVISIONS

The individual award agreements governing outstanding restricted stock awards provide for accelerated vesting upon the recipient’s death or disability. The individual award agreements governing outstanding PSU awards provide for pro-rata vesting if the recipient retires under certain circumstances, and for accelerated vesting upon the recipient’s death or disability; provided that payout, if any, is delayed until the performance period is completed. In addition, different provisions govern the time a recipient has to exercise a common stock option after termination of employment, depending on the reason for termination. For example, the exercise period may be limited to five days if a termination is for cause; while for retirement, death or disability, the exercise period may be the common stock option’s original term. For these purposes, the relevant terms are defined under the applicable agreement.

Our DCP provides for full vesting of benefits if there is a change in control or disability, as those terms are defined under the plan, or death. Our Retirement Plan provides that a participant will immediately receive a lump sum payment of the actuarial value (as specified under the Retirement Plan) of the participant’s plan benefits if there is a change in control or death. Our Death Benefit Only Plan provides for (a) distribution of an insurance contract to a participant sufficient to pay the death benefit (if the participant dies before age 100); and (b) an additional tax restoration amount sufficient to pay specified taxes caused thereby, if there is a change in control as defined in the plan. We also maintain term life insurance policies that pay benefits to the beneficiaries of certain of our NEOs upon their deaths as described under “Death Benefits.”

The tables below show payments our NEOs may receive assuming various employment termination and change in control scenarios occurred on November 30, 2019; accordingly, equity awards are valued using the closing price of our common stock on that date, which was $34.58. The amounts shown do not include the value of unexercised stock options reported in the Outstanding Equity Awards at Fiscal Year-End 2019 table, accrued Retirement Plan and DCP amounts reported in the Pension Benefits During Fiscal Year 2019 table and the Non-Qualified Deferred Compensation During Fiscal Year 2019 table (and associated footnotes), respectively, term life insurance benefits or generally available employee benefits. In none of the change in control scenarios below would our NEOs receive a tax restoration benefit under the CIC Plan, nor would our CEO receive a tax restoration benefit under his Employment Agreement.

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

POST-EMPLOYMENT PAYMENTS — MR. MEZGER

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$10,864,248	$—	$16,864,248	$—	$—
Long-term Incentives(a)
PSUs	13,698,847	—	19,431,577	7,936,381	19,431,577	25,076,614	25,076,614
Death Benefit Only Plan(b)	—	—	—	1,272,637	1,272,637	2,012,072	—
Health Benefits(c)	—	—	72,960	—	72,960	—	—
Credited Vacation(d)	88,462	88,462	88,462	—	88,462	88,462	88,462
TOTAL	$13,787,309	$88,462	$30,457,247	$9,209,018	$37,729,884	$27,177,148	$25,165,076
(a)

Assumes for the applicable scenarios that Mr. Mezger’s 2016 PSUs pay out at 153% of the target value and other outstanding PSU grants pay out at 100% of the target or prorated target values. Except for the death and disability scenarios, assumes that (i) Mr. Mezger’s 2019 PSUs would have no value as the performance period would not have started by November 30, 2019; and (ii) Mr. Mezger’s termination would be considered a retirement under the applicable award agreements. Therefore, in the voluntary termination scenario Mr. Mezger would receive full payout of his 2016 PSUs (at 153% of target), two-thirds of his 2017 PSUs and one-third of his 2018 PSUs.

(b)

Mr. Mezger’s designated beneficiaries would be entitled to receive an estimated death benefit of $2,012,072 ($1,000,000 benefit plus an income tax restoration payment of $1,012,072) upon his death. The present value of the benefit as of November 30, 2019 is approximately $1,065,537 based on a 3.10% discount factor and the PRI-2012 Top Quartile Employee and Healthy Annuitant Table (M/F), with the MP-2019 generational projection scales for life expectancy (consistent with mortality tables and rates used for Accounting Standards Codification Topic No. 715, “Compensation — Retirement Benefits” (“ASC 715”) valuations). For the change in control scenarios, the amounts shown are the cash surrender value of the underlying life insurance policy as of November 30, 2019 of $602,594, and an estimated tax restoration payment of $670,043.

(c)

Assumes we make 24 months of contributions for health benefits of approximately $3,040 per month.

(d)

Assumes payout of 160 hours of vacation benefits as Mr. Mezger is credited with this number of vacation hours during his employment with us, regardless of actual vacation time taken.

POST-EMPLOYMENT PAYMENTS — MR. KAMINSKI

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$4,295,539	$—	$4,185,539	$—	$—
Long-term Incentives(a)
PSUs	2,717,220	—	2,717,220	992,041	4,440,614	6,022,281	6,022,281
Health Benefits(b)	—	—	55,353	—	—	—	—
TOTAL	$2,717,220	$—	$7,068,112	$992,041	$8,626,153	$6,022,281	$6,022,281
(a)

Assumes for the applicable scenarios that Mr. Kaminski’s 2016 PSUs pay out at 153% of the target value and other outstanding PSU grants pay out at 100% of the target or prorated target values. Except for the death and disability scenarios, assumes that (i) Mr. Kaminski’s 2019 PSUs would have no value as the performance period would not have started by November 30, 2019; and (ii) Mr. Kaminski’s termination would be considered a retirement under the applicable award agreements. Therefore, in the voluntary termination scenario Mr. Kaminski would receive full payout of his 2016 PSUs (at 153% of target), two-thirds of his 2017 PSUs and one-third of his 2018 PSUs.

(b)

Assumes we make 24 months of contributions for health benefits of approximately $2,306 per month.

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POST-EMPLOYMENT PAYMENTS — MR. MANDINO

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$3,820,917	$—	$3,128,417	$—	$—
Long-term Incentives(a)
Restricted Stock	—	—	—	—	101,147	101,147	101,147
PSUs	—	—	—	—	2,644,743	4,871,800	4,871,800
Performance Cash	—	—	—	—	—	730,424	730,424
Health Benefits(b)	—	—	66,855	—	—	—	—
TOTAL	$—	$—	$3,887,772	$—	$5,874,307	$5,703,371	$5,703,371
(a)

Assumes for the applicable scenarios that Mr. Mandino’s 2018 PSUs pay out at 100% of the target value. Except for the death and disability scenarios, assumes that Mr. Mandino’s 2019 PSUs would have no value as the performance period would not have started by November 30, 2019. Upon death or disability, Mr. Mandino or his beneficiaries would be entitled to receive performance cash payments as if he had remained employed through the determination date; awards are assumed paid at the following levels: 2016 grant — 174%, 2017 grant — 150%.

(b)

Assumes we make 24 months of contributions for health benefits of approximately $2,786 per month.

POST-EMPLOYMENT PAYMENTS — MR. PRAW

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$3,527,884	$—	$3,436,495	$—	$—
Long-term Incentives(a)
PSUs	1,868,104	—	1,868,104	682,052	3,052,934	4,072,647	4,072,647
Death Benefit Only Plan(b)	—	—	—	1,493,482	1,493,482	2,012,072	—
Health Benefits(c)	—	—	55,353	—	—	—	—
TOTAL	$1,868,104	$—	$5,451,341	$2,175,534	$7,982,911	$6,084,719	$4,072,647
(a)

Assumes for the applicable scenarios that Mr. Praw’s 2016 PSUs pay out at 153% of the target value and other outstanding PSU grants pay out at 100% of the target or prorated target values. Except for the death and disability scenarios, assumes that (i) Mr. Praw’s 2019 PSUs would have no value as the performance period would not have started by November 30, 2019; and (ii) Mr. Praw’s termination would be considered a retirement under the applicable award agreements. Therefore, in the voluntary termination scenario Mr. Praw would receive full payout of his 2016 PSUs (at 153% of target), two-thirds of his 2017 PSUs and one-third of his 2018 PSUs.

(b)

Mr. Praw’s designated beneficiaries would be entitled to receive an estimated death benefit of $2,012,072 ($1,000,000 benefit plus an income tax restoration payment of $1,012,072) upon his death. The present value of the benefit as of November 30, 2019 is approximately $1,267,747 based on the factors described in footnote (b) of Mr. Mezger’s table. For the change in control scenarios, the amounts shown are the cash surrender value of the underlying life insurance policy as of November 30, 2019 of $707,164 and an estimated tax restoration payment of $786,318.

(c)

Assumes we make 24 months of contributions for health benefits of approximately $2,306 per month.

POST-EMPLOYMENT PAYMENTS — MR. WORAM

Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason	Change in Control Without Termination	Change in Control With Termination for Good Reason or Without Cause	Death	Disability
Severance	$—	$—	$3,435,849	$—	$3,351,682	$—	$—
Long-term Incentives(a)
PSUs	1,754,844	—	1,754,844	640,670	2,867,872	3,830,725	3,830,725
Health Benefits(b)	—	—	66,855	—	—	—	—
TOTAL	$1,754,844	—	$5,257,548	$640,670	$6,219,554	$3,830,725	$3,830,725
(a)

Assumes for the applicable scenarios that Mr. Woram’s 2016 PSUs pay out at 153% of the target value and other outstanding PSU grants pay out at 100% of the target or prorated target values. Except for the death and disability scenarios, assumes that (i) Mr. Woram’s 2019 PSUs would have no value as the performance period would not have started by November 30, 2019; and (ii) Mr. Woram’s termination would be considered a retirement under the applicable award agreements. Therefore, in the voluntary termination scenario Mr. Woram would receive full payout of his 2016 PSUs (at 153% of target), two-thirds of his 2017 PSUs and one-third of his 2018 PSUs.

(b)

Assumes we make 24 months of contributions for health benefits of approximately $2,786 per month.

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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders on the following resolution to approve our NEOs’ 2019 fiscal year compensation:

RESOLVED, that the stockholders of KB Home approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and the related narrative discussion set forth in this Proxy Statement.

We believe that our CEO’s and our other NEOs’ 2019 fiscal year compensation was well-aligned with our performance and stockholders’ interests, as detailed under “Compensation Discussion and Analysis,” and as shown below. We also believe that the design and implementation of our executive compensation programs reflect our longstanding significant outreach to our stockholders. In turn, our stockholders have generally expressed strong support through our annual NEO compensation advisory votes, including a 93% level of support in 2019 for our approach to linking executive compensation to our strategic and operational goals as well as to stockholder value creation.

We intend to offer this non-binding Say-on-Pay vote at each of our annual meetings. Although it is not binding, we and the Board welcome our stockholders’ views on our NEOs’ compensation and, as in past years, will carefully consider the outcome of this advisory vote consistent with the best interests of all stockholders. As an advisory vote, it is not intended to have any use, application or effect for or on behalf of KB Home or its stockholders outside of this Annual Meeting except as permitted by the Board.

VOTING STANDARD

This non-binding advisory resolution will be considered approved based upon the affirmative vote of a majority of the shares of our common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

BOARD RECOMMENDATION: FOR APPROVAL OF NEO COMPENSATION

PAY FOR PERFORMANCE — 2019 FISCAL YEAR CEO COMPENSATION

■

More than 90% of our CEO’s 2019 total direct compensation was performance-based and his base salary remained the same as in the prior two years.

■

Our CEO’s annual incentive award of $6.08 million for 2019 was approximately 6% below the prior year’s award, reflecting our performance on the relevant metrics.

■

100% of our CEO’s long-term incentives were PSUs.

■

Our CEO earned his three-year 2016 PSU award at 153% of target (as discussed under “2016 PSU Awards”), primarily based on our achieving maximum results for AEPS and AROIC.

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RATIFY ERNST & YOUNG LLP’S APPOINTMENT AS INDEPENDENT AUDITOR

In January 2020, after considering Ernst & Young LLP’s proposed fees (on an absolute basis and relative to the fees incurred by our peer group) and the audit efficiencies that reflect its 29 years of service as our Independent Auditor, the Audit Committee appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending November 30, 2020. The Audit Committee believes this appointment is in our and our stockholders’ best interests. We are seeking stockholder ratification of this appointment.

VOTING STANDARD

The Audit Committee’s appointment of Ernst & Young LLP will be considered ratified based upon the affirmative vote of a majority of the shares of our common stock present or represented, and entitled to vote thereon, at the Annual Meeting.

BOARD RECOMMENDATION: FOR RATIFYING ERNST & YOUNG LLP’S APPOINTMENT

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, be available to respond to appropriate questions and, if they desire, make a statement. If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will consider whether to retain Ernst & Young LLP, but still may retain the firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment of our independent registered public accounting firm at any time during the year if it determines it would be in our and our stockholders’ best interests to do so.

INDEPENDENT AUDITOR SERVICES AND FEES

Below are the services provided by Ernst & Young LLP and related fees in each of our last two fiscal years. In 2019 and 2018, Ernst & Young LLP’s audit fees included an annual consolidated financial statement audit, audits of our financial services subsidiary, and an audit of our internal control over financial reporting. Audit-related fees in both years included 401(k) Plan audits and access to certain accounting resources.

	Fiscal Year Ended ($000s)
	2019	2018
Audit Fees	$1,355	$1,282
Audit-Related Fees	44	44
Tax Fees	—	—
All Other Fees	—	—
TOTAL FEES	$1,399	$1,326

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AUDIT COMMITTEE REPORT

The Audit Committee acts under a written charter. Under its charter, the Audit Committee assists the Board in fulfilling the Board’s oversight responsibilities relating to, among other things, KB Home’s corporate accounting and reporting practices, including the quality and integrity of its financial statements and reports, and its internal control over financial reporting and disclosure controls and procedures. All Audit Committee members are independent and determined to be “audit committee financial experts” under SEC rules.

In its role, the Audit Committee, among other activities:

■

conducts at most in-person meetings separate executive sessions with KB Home’s chief financial officer; chief accounting officer; chief legal officer; internal audit head; and Independent Auditor, Ernst & Young LLP, to discuss matters relevant to their respective duties and roles.

■

annually reviews and approves the internal audit department’s audit plan and receives at least quarterly updates on its performance and results.

■

oversees management’s performance of an annual enterprise risk management assessment and discusses with management identified significant business and operations risks, including cybersecurity risks, along with corresponding mitigating factors.

■

reviews and discusses with management quarterly and annual periodic reports before they are filed with the SEC.

■

receives and discusses quarterly management reports on the structure and testing of KB Home’s system of internal control over financial reporting, and management’s assessment of the system’s effectiveness.

■

receives and discusses regular reports from the chief legal officer and senior compliance executives on material legal, compliance and ethics matters, and from the Independent Auditor on the results of its audit and internal control evaluation activities.

Management is primarily responsible for KB Home’s financial statements, financial reporting process and the adequacy of internal control over financial reporting. The Independent Auditor is responsible for performing an independent audit of KB Home’s financial statements and internal control over financial reporting. The Independent Auditor is also responsible for expressing an opinion on the conformity of KB Home’s audited financial statements to generally accepted accounting principles used in the United States and the adequacy of KB Home’s internal control over financial reporting.

Per its charter, the Audit Committee is responsible for the appointment (with consideration given to stockholder ratification), compensation, engagement terms (including fees), retention (or termination) and oversight of the Independent Auditor’s work. The Audit Committee also:

■

annually evaluates the Independent Auditor’s qualifications, independence and effectiveness. In January 2020, the Audit Committee presented an evaluation to the Board and appointed Ernst & Young LLP as KB Home’s independent registered public accounting firm for the fiscal year ending November 30, 2020.

■

reviews and discusses with the Independent Auditor the scope and plan of its independent financial statement and internal control over financial reporting audits.

■

receives direct reports from the Independent Auditor, which describe, among other things, the critical accounting policies and practices in the firm’s audits.

■

reviewed and discussed with the Independent Auditor the critical audit matters it identified in KB Home’s most recent Annual Report on Form 10-K.

■

approved the Independent Auditor’s new lead audit partner starting with the 2020 fiscal year audit.

In this context, the Audit Committee reviewed and discussed with management and Ernst & Young LLP KB Home’s audited financial statements. It also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, the Audit Committee received the disclosures and letter from Ernst & Young LLP required by the Public Company Accounting Oversight Board concerning its independence and discussed the firm’s independence from KB Home and KB Home’s management.

In reliance on the reviews, reports, activities and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in KB Home’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019, for filing with the SEC.

The Audit Committee respectfully submits this report.

Dr. Thomas W. Gilligan, Chair
Dorene C. Dominguez
Dr. Stuart A. Gabriel
Melissa Lora
James C. Weaver
Michael M. Wood

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ANNUAL MEETING VOTING MATTERS AND OTHER INFORMATION

Holders of record of the 90,100,696 shares of our common stock that were outstanding and entitled to vote as of the close of business on the record date of February 7, 2020 are entitled to one vote for each share held. The GSOT trustee will vote the 7,630,582 shares of our common stock that the GSOT held on the record date based on the instructions received from eligible employees who hold unexercised common stock options under our employee equity compensation plans, as discussed under “Ownership of KB Home Securities.” Accordingly, a total of 97,731,278 shares are entitled to vote at the Annual Meeting.

For stockholders to take action at the Annual Meeting, the holders of a majority of the shares of our common stock outstanding on the record date must be present or represented at the meeting. Abstentions and “broker non-votes” are counted for this purpose. A “broker non-vote” occurs when a broker or financial institution does not receive instructions from a beneficial holder and does not have the discretionary authority to vote on an item of business, which will apply for all Annual Meeting matters other than ratifying the appointment of our Independent Auditor. Therefore, if you are a beneficial owner, you must instruct your broker or financial institution on how you want your shares to be voted on the other items of business in order for your shares to be counted for those items.

VOTING YOUR SHARES

Stockholders can vote via the Internet, telephone or mail or in person at the Annual Meeting, as described under “Voting Procedures.” There are no dissenters’ rights or rights of appraisal as to any item to be acted upon at the Annual Meeting. There is no right to cumulative voting.

The named proxies for the Annual Meeting — Jeffrey T. Mezger and Brian J. Woram (or their duly authorized designees) — will follow submitted proxy voting instructions. They will vote as the Board recommends as to any such submitted instructions that do not direct how to vote on any item and will vote on any other matters properly presented at the Annual Meeting in their discretion, including upon any motion to adjourn or postpone all or any portion of the Annual Meeting. We have engaged our transfer agent to count the votes and to act as an independent inspector of election. William A. (Tony) Richelieu, our Corporate Secretary, will also act as an inspector of election.

VOTING STANDARDS

You will find the voting standard for each item of business at the Annual Meeting on the first page on which it is discussed in this Proxy Statement. Approval of any other matter properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares of our common stock present or represented and entitled to vote thereon. Shares that are not present or represented at the Annual Meeting and broker non-votes will not affect the outcome for any items of business at the Annual Meeting. Abstentions will not affect the outcome of the election of directors but will have the effect of an against vote for any other items of business.

PROXY SOLICITATION COSTS

We will pay the cost to solicit proxies for the Annual Meeting. In addition to this Proxy Statement, our officers, directors and other employees may solicit proxies personally, in writing or by telephone, facsimile, email or other means for no additional compensation. We will, if requested, reimburse banks, brokers and other custodians, nominees and certain fiduciaries for their reasonable expenses in providing proxy materials to their principals. We have hired Georgeson LLC, a professional soliciting organization, to assist us in soliciting proxies and distributing proxy materials for a fee of $9,500, plus reimbursement of out-of-pocket expenses.

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INTERNET AVAILABILITY OF PROXY MATERIALS

The proxy materials for the Annual Meeting are being made available primarily via the Internet at www.kbhome.com/investor/proxy in order to speed their delivery to our stockholders, to contain costs and to reduce the impact on the environment. In addition, beginning February 28, 2020, we mailed the Notice of Internet Availability to stockholders, which provides instructions on how to access and view the proxy materials, and to vote via the Internet or telephone. To request a printed copy of our proxy materials, follow the instructions on the notice. Stockholders who previously elected to receive proxy materials electronically will continue to receive them and a notice by e-mail, unless we are told otherwise. Please note that you cannot vote your shares by marking and returning a notice.

ADMISSION TO THE ANNUAL MEETING

Only stockholders on February 7, 2020, authorized proxy holders of such stockholders and invited guests of the Board may attend the Annual Meeting in person. Picture identification (such as a valid driver’s license or passport) and an admission ticket will be required to attend. A professional business dress code will be observed, and attendees may be subject to a security check. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted unless we approve any such items in advance. Additional rules of conduct will apply at the meeting.

To obtain an admission ticket to the meeting, please send your written request to William A. (Tony) Richelieu, Corporate Secretary, KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024, or to investorrelations@kbhome.com. We must receive written admission ticket requests by Friday, March 27, 2020. In your request, please include the address where your admission ticket should be mailed, any special assistance needs, and the information below depending on how you hold your shares.

Holders of Record

A copy of a proxy/voting instruction form or Notice of Internet Availability showing your name and address. If you are appointing an authorized proxy representative, also include the representative’s name, mailing address and contact telephone number and a copy of the signed legal proxy.

Beneficial Holders

A copy of a voting instruction form from a broker/other holder of record showing your name and address, or a broker letter verifying record date ownership and a copy of a brokerage account statement showing your KB Home stock ownership on the record date.

STOCKHOLDER PROPOSALS FOR OUR 2021 ANNUAL MEETING OF STOCKHOLDERS

To be included in the proxy statement and form of proxy for our 2021 annual meeting, we must receive any proposal of a stockholder intended to be presented at that meeting no later than October 31, 2020. Further, per our By-Laws, the Board-designated proxies for that meeting will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide us with written notice of the proposal between December 10, 2020 and January 9, 2021.

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ANNEX 1: CORPORATE GOVERNANCE PROCESSES AND PROCEDURES

This Annex provides additional information about KB Home’s corporate governance.

DIRECTOR INDEPENDENCE DETERMINATIONS

We believe that a substantial majority of our directors should be independent. To be independent, the Board must affirmatively determine that a director does not have any direct or indirect material commercial or charitable relationship with us based on all relevant facts and circumstances. The Board makes independence determinations from information supplied by directors, director nominees and other sources, the Nominating Committee’s prior review and recommendation, and certain categorical standards contained in our Corporate Governance Principles that are consistent with NYSE listing standards.

The Board determined that all directors who served in 2019 and all director nominees are independent, other than Mr. Mezger. In making its independence determinations, the Board found that Ms. Dominguez’s independence was not impaired by, and she did not have a direct or indirect material interest in, one of our division office’s leasing a small number of copiers from CIT Group (where she serves as a non-employee director), nor by our making a $15,000 donation to The Dominguez Dream Foundation for which Ms. Dominguez serves as Chairwoman.

The Board also determined that each Compensation Committee member is a “non-employee director” under SEC rules and an “outside director” under Section 162(m) of the Code.

RELATED PARTY TRANSACTIONS

The Nominating Committee reviews any transactions, arrangements or relationships in which we participate and in which a director, director nominee, executive officer or beneficial owner of five percent or more of our common stock (or, in each case, an immediate family member) had or will have a direct or indirect material interest (a “Related Party Transaction”). Covered individuals and stockholders are expected to inform our Corporate Secretary of Related Party Transactions, and we collect information from our directors, director nominees and executive officers so that we can review our records for any such transactions.

Per the policies and procedures set forth in its Charter, the Nominating Committee will approve or ratify a Related Party Transaction if, based on a review of all material facts and feasible alternatives, it deems the transaction to be in our and our stockholders’ best interests. In addition, specified categories of transactions set forth in the Nominating Committee’s Charter are deemed pre-approved/ratified, including those in which the total amount involved is less than or equal to $120,000; and those that would not (a) need to be reported under federal securities laws, (b) be deemed to impair a director’s independence or (c) be deemed to be a conflict of interest.

DIRECTOR QUALIFICATIONS AND NOMINATIONS

The Nominating Committee evaluates and recommends individuals for election to the Board at regular or special meetings and at any point during the year, taking into consideration, among other factors, the attributes listed in our Corporate Governance Principles and diversity as described under “Board Experience and Skills.” There is no formal policy as to how diversity is applied, and an individual’s background and experience, while important, do not necessarily outweigh any other factors. Individuals may be nominated by current directors, and the Nominating Committee has retained professional search firms from time to time to assist with director recruitment. Security holders may propose director nominees by following the procedures set forth in our By-Laws, which require, among other things, timely advance written notice to our Corporate Secretary of any potential nominee that contains specified information about the nominee and the nominating security holder. Director nominees proposed by security holders are considered in the same manner as any other potential nominees.

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BOARD EVALUATION PROCESS

In October 2019, the Board and each committee conducted an annual in-person evaluation of their respective performance guided by a set of subjects the Nominating Committee approved in July 2019. The subjects included, among others, Board/committee structure, composition, diversity, skills, meeting processes, interaction with management, and the performance of the Board Chairman/committee chair and the Lead Independent Director. Each committee reported on the results of its own assessment to the Board.

AUDIT FEE PRE-APPROVAL POLICY; AUDIT COMMITTEE DESIGNATION

The Audit Committee has established a policy that requires it to pre-approve all services our Independent Auditor provides to us, including audit, audit-related, tax and other permitted non-audit services. In certain circumstances under the policy, our chief accounting officer (or a functional equivalent) can authorize the firm to perform services, and the Audit Committee Chair can pre-approve services up to a specific per-engagement fee limit. The Chair must report to the Audit Committee any such pre-approvals granted. The Audit Committee approved all services Ernst & Young LLP provided in 2019 and 2018 and the corresponding fees (as shown in the table under “Independent Auditor Services and Fees”) in accordance with this policy. The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Securities and Exchange Act of 1934.

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ANNEX 2: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement contains information regarding Adjusted Pretax Income, Adjusted Net Income and Adjusted Earnings Per Share, all of which are financial measures that are not calculated in accordance with GAAP. We believe these non-GAAP financial measures are relevant and useful for purposes of this Proxy Statement to understand our 2019 fiscal year performance generally and in relation to the annual incentive payouts the Compensation Committee approved for our NEOs, as described under “2019 Annual Incentives,” and how the 2016 PSU performance measures of AEPS and AROIC were determined, as described under “Long-Term Incentives.” However, because Adjusted Pretax Income, Adjusted Net Income and Adjusted Earnings Per Share are not calculated in accordance with GAAP, these financial measures may not be completely comparable to other companies in the homebuilding industry and, thus, should not be considered in isolation or as an alternative to measures prescribed by GAAP. Also, we do not necessarily use these specific financial measures to make business decisions or in other investor communications about our results of operations. Rather, these financial measures should be used to supplement the most directly comparable GAAP financial measures in order to provide a greater understanding of our performance solely with respect to the 2019 fiscal year annual incentives and 2016 PSU payouts to our NEOs.

The table below reconciles our total pretax income calculated in accordance with GAAP to the non-GAAP measure of Adjusted Pretax Income used in the computation of the 2019 fiscal year annual incentives (in thousands):

For the Fiscal Year Ended November 30, 2019
Total pretax income	$348,175
Add: Incentive compensation expense	58,852
Add: Inventory-related charges related to land purchased or optioned prior to January 1, 2008	17,291
ADJUSTED PRETAX INCOME	$424,318

Adjusted Pretax Income is a non-GAAP financial measure, which is calculated as our total pretax income excluding incentive and variable compensation expense and inventory-related charges related to land purchased or optioned prior to January 1, 2008. For Adjusted Pretax Income, the most directly comparable GAAP financial measure is pretax income.

The tables below reconcile our net income and diluted earnings per share calculated in accordance with GAAP to the non-GAAP measures of Adjusted Net Income and Adjusted Earnings Per Share used in the computation of the AEPS and AROIC performance measures for the 2016 PSU payouts to our NEOs (in thousands, except per share amounts):

	For the Fiscal Years Ended November 30,
	2019	2018	2017
Total pretax income	$348,175	$367,965	$289,995
Income tax expense	(79,400)	(197,600)	(109,400)
NET INCOME	$268,775	$170,365	$180,595
DILUTED EARNINGS PER SHARE	$2.85	$1.71	$1.85

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	For the Fiscal Years Ended November 30,
	2019	2018	2017
Net income	$268,775	$170,365	$180,595
Adjustments:
Inventory-related charges related to land purchased or optioned prior to January 1, 2008	17,291	26,894	19,082
Variable compensation expense	—	—	84
Income tax impact*	(3,900)	106,300	(7,200)
ADJUSTED NET INCOME	$282,166	$303,559	$192,561
ADJUSTED EARNINGS PER SHARE (AEPS)	$3.01	$3.03	$1.97
*

Represents the total adjustments to net income multiplied by our effective tax rate, which was 22.8% for 2019, 23.1% for 2018 (excluding the TCJA-related impact) and 37.7% for 2017. The income tax impact for 2018 also reflects the reversal of the $112.5 million TCJA-related charge taken during that year.

	For the Fiscal Years Ended November 30,
	2019	2018	2017
ADJUSTED NET INCOME	$282,166	$303,559	$192,561
Average notes payable	$1,904,505	$2,192,554	$2,482,497
Average stockholders’ equity	2,235,311	2,006,906	1,824,728
AVERAGE INVESTED CAPITAL	$4,139,816	$4,199,460	$4,307,225
ADJUSTED RETURN ON INVESTED CAPITAL (AROIC)	6.8%	7.2%	4.5%

Adjusted Net Income is a non-GAAP financial measure, which is calculated as our net income excluding inventory-related charges related to land purchased or optioned prior to January 1, 2008, variable compensation expense, and the applicable income tax impact of these items for the period. Adjusted Net Income also excludes the impact of the TCJA-related charge for the re-measurement of our deferred tax assets in 2018. AEPS is calculated based on Adjusted Net Income. AROIC is calculated as Adjusted Net Income divided by average invested capital (average notes payable and stockholders’ equity for the beginning and end of the applicable year). For Adjusted Net Income and AEPS, the most directly comparable GAAP financial measures are net income and diluted earnings per share, respectively.

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kb HOME®

VOTE

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Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the director nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Against	Abstain
01 - Dorene C. Dominguez	☐	☐	☐
02 - Timothy W. Finchem	☐	☐	☐
03 - Dr. Stuart A. Gabriel	☐	☐	☐
04 - Dr. Thomas W. Gilligan	☐	☐	☐
05 - Kenneth M. Jastrow, II	☐	☐	☐
06 - Robert L. Johnson	☐	☐	☐
07 - Melissa Lora	☐	☐	☐
08 - Jeffrey T. Mezger	☐	☐	☐
09 - James C. Weaver	☐	☐	☐
10 - Michael M. Wood	☐	☐	☐

2. Advisory vote to approve named executive officer compensation. For ☐ Against ☐ Abstain ☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

1 U P X

036PUA

Back to Contents

KB HOME ANNUAL MEETING OF STOCKHOLDERS
APRIL 9, 2020

Dear Fellow Stockholder:

Your vote and investment in KB Home are very important. We encourage you to vote via the Internet or telephone as indicated on the reverse side of this form. If you choose to vote by mail, please complete and return this form for tabulation as soon as possible to ensure your vote is counted.

Thank you for your continued support of KB Home.

Sincerely,

Jeffrey T. Mezger
Chairman, President and Chief Executive Officer

Important notice regarding the Internet availability of proxy materials for the 2020 Annual Meeting of Stockholders. The material is available at: www.kbhome.com/investor/proxy

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/KBH

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy - KB Home

Proxy/Voting Instructions for Annual Meeting of Stockholders — April 9, 2020

This Proxy is solicited by the Board of Directors

Receipt of proxy materials for the above Annual Meeting of Stockholders is acknowledged. The undersigned hereby constitutes and appoints Jeffrey T. Mezger and Brian J. Woram, and each of them, as attorney, agent and proxy of the undersigned, each with the power to act without the other and with full power of substitution, and authorizes each of them to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of KB Home ("Company") of which the undersigned would be entitled to direct the vote if personally present at the 2020 Annual Meeting of Stockholders of the Company to be held on April 9, 2020, and at any and all adjournments or postponements thereof ("Meeting"), as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee, "FOR" Item 2 and "FOR" for Item 3, and in each such proxyholder's discretion upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

If shares of the Company's Common Stock are held on behalf of the undersigned under the Company's Amended and Restated 401(k) Savings Plan ("Plan") and/or if the undersigned is entitled to direct the vote of shares held by the Company's Grantor Stock Ownership Trust ("Trust"), this form serves to provide confidential voting instructions to the respective Trustee that votes the shares of the Plan and the Trust as to any and all such shares as to which the undersigned had the right to give voting instructions on February 7, 2020 to vote as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee, "FOR" Item 2 and "FOR" for Item 3, and in the discretion of each of the above-named proxies upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

PLEASE MARK, DATE AND SIGN THIS FORM AND RETURN IT PROMPTLY, OR USE THE INTERNET OR TELEPHONE OPTIONS DESCRIBED ON THE REVERSE SIDE OF THIS FORM, EVEN IF YOU PLAN TO ATTEND THE MEETING. VOTING INSTRUCTIONS IN RESPECT OF SHARES OF THE COMPANY'S COMMON STOCK REGISTERED WITH KB HOME'S TRANSFER AGENT MUST BE RECEIVED ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 8, 2020 TO BE COUNTED.

VOTING INSTRUCTIONS TO THE RELEVANT TRUSTEES IN RESPECT OF PLAN SHARES AND TRUST SHARES, HOWEVER, MUST BE RECEIVED BY THE TRUSTEE ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 7, 2020 TO BE COUNTED. IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS TO THE PLAN TRUSTEE, YOUR PLAN SHARES, IF ANY, WILL NOT BE VOTED.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.